UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

VAREX IMAGING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

December 28, 2021
Dear Stockholder:
You are cordially invited to attend Varex Imaging Corporation’s 2022 Annual Meeting of Stockholders on Thursday, February 10, 2022 at 4:30 p.m. Mountain Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/VREX22. Specific instructions for accessing and participating in the meeting are provided in the notice, proxy card, or voting instruction form you received. The Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the annual meeting.
We hope that you can join us. However, whether or not you plan to attend, please vote your shares as soon as possible so that your vote will be counted.
Sincerely, Ruediger Naumann-Etienne, PhD Chairman of the Board

Varex Imaging Corporation
1678 S. Pioneer Road
Salt Lake City, Utah 84104
December 28, 2021
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
Varex Imaging Corporation will hold its annual meeting of stockholders on Thursday, February 10, 2022 at 4:30 p.m. Mountain Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/VREX22.
This annual meeting is being held for the following purposes:
1.
to elect seven directors to serve until the 2023 Annual Meeting of Stockholders;

2.
to approve, on an advisory basis, the compensation of our named executive officers as described in the accompanying Proxy Statement;

3.
to approve the Varex Imaging Corporation 2017 Employee Stock Purchase Plan, as amended (the “Amended ESPP”);

4.
to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2022; and

5.
to transact any other business that properly comes before the annual meeting.

The Board of Directors has selected December 14, 2021 as the record date for determining stockholders entitled to vote at the annual meeting. A list of stockholders as of that date will be available for inspection during ordinary business hours at our principal executive offices at 1678 S. Pioneer Road, Salt Lake City, Utah 84104 for 10 days before the annual meeting. If you would like to view the list, please contact us to schedule an appointment by calling (801) 978-5447 and leave a message. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting.
Except for those stockholders that have already requested printed copies of our proxy materials, we are furnishing our proxy materials for this annual meeting to you through the Internet. On or about December 28, 2021, we mailed or emailed to stockholders as of the record date a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail or email, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice explains how to access and review on the Internet all of the important information contained in our Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended October 1, 2021, as well as how to submit your proxy over the Internet. We believe that mailing or emailing the Notice and posting other materials on the Internet allows us to provide you with the information you need more quickly while lowering the costs of delivery and reducing the environmental impact of the annual meeting. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials through the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an email to sendmaterial@proxyvote.com.
Whether or not you plan to attend the annual meeting, please vote your shares as soon as possible in accordance with the instructions provided to you to ensure that your vote is counted at the annual meeting.
By Order of the Board of Directors, Kimberley E. Honeysett Corporate Secretary

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement, but does not contain all of the information you should consider before voting. Please read the entire Proxy Statement carefully.
Varex Imaging Corporation (“we,” “us,” “Varex,” or the “Company”), a Delaware corporation formed in 2016, is a leading innovator, designer and manufacturer of X-ray imaging components, including X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems.
	Annual Meeting of Stockholders	Meeting Agenda
Date:	Thursday, February 10, 2022	• Election of seven directors to serve until the 2023 Annual Meeting of Stockholders
Time:	4:30 p.m. Mountain Time	• Advisory vote on executive compensation
Place:	The 2022 Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VREX22 and following the instructions found in the Notice of Internet Availability of Proxy Materials and this Proxy Statement.
•
Approval of the Amended ESPP

•
Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2022

•
Transact any other business that properly comes before the annual meeting

Record Date:	December 14, 2021
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Voting Matters and Vote Recommendation
	Voting Matter	Board vote recommendation
1.	Election of directors	For each director nominee
2.	Advisory vote to approve executive compensation	For
3.	Approval of the Amended ESPP	For
3.	Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2022	For
Our Director Nominees
See Proposal One “Election of Directors” for more information.
The following table provides summary information about each director nominee.
Name	Age	Director since	Occupation	Other public boards	AC	CC	NC
Jocelyn D. Chertoff, M.D.(I)	66	2017	Chair of Radiology, Dartmouth Hitchcock Medical Center	—	M	—	C
Timothy E. Guertin(I)	72	2020	Former CEO of Varian Medical Systems, Inc.	1	—	M	M

Name	Age	Director since	Occupation	Other public boards	AC	CC	NC
Jay K. Kunkel(I)	62	2017	Former President Asia, Executive Vice President, Tenneco Inc.	—	M	M	—
Ruediger Naumann-Etienne, PhD(CB) (I)	75	2017	Managing Director, Intertec Group	—	M	M	—
Walter M Rosebrough, Jr.(I)	67	2018	CEO Emeritus and Special Advisor, STERIS plc	—	—	C	M
Sunny S. Sanyal	57	2017	President and CEO, Varex	—	—	—	—
Christine A. Tsingos(FE) (I)	63	2017	Former Executive Vice President and CFO, Bio-Rad Laboratories	3	C	—	M

(I)
Independent Director

(CB)
Chairman of the Board

(FE)
Audit Committee Financial Expert

C
Chair

M
Member

AC
Audit Committee

CC
Compensation and Human Capital Management Committee (“Compensation Committee”)

NC
Nominating and Corporate Governance Committee (“Nominating Committee”)

Corporate Governance Highlights
We are committed to having sound corporate governance principles that we believe serve the best interest of all our stockholders. Some highlights of our corporate governance practices are listed below.
•
Adding two new independent directors to the Board of Directors (the “Board”) since the Company went public;

•
Average director tenure of 3.4 years as of December 10, 2021;

•
Requiring our entire Board to be elected annually beginning with this Annual Meeting;

•
Appointing an “independent” non-employee director as Chair and separating the roles of Chair and Chief Executive Officer;

•
Having all but one of our Board members, and all members of our key Board committees, be independent;

•
43% of Board members are ethnically diverse or women;

•
Majority voting and director resignation policy for directors in uncontested elections;

•
Annual assessments of the Board and its committees;

•
Regular executive sessions of independent directors;

•
Regular focus on management and director succession planning;

•
Stock ownership guidelines for our directors and executive officers;

•
Broad executive officer and director anti-pledging and anti-hedging policies;

•
Reviewing at least annually the Company’s business strategy and enterprise risk;

•
Board and committee oversight of cybersecurity and environmental, social and governance matters; and

•
No multi-class or non-voting stock.

Executive Compensation Advisory Vote
See Proposal Two “Advisory Vote to Approve Our Executive Compensation” for more information.
Our Board recommends that stockholders vote to approve, on an advisory basis, the compensation paid to our Named Executive Officers, as described in this Proxy Statement.
Amended ESPP
See Proposal Three “Approval of the Varex Imaging Corporation 2017 Employee Stock Purchase Plan, as Amended” for more information.
We ask that our stockholders approve the Amended ESPP, which was amended by our Board on November 19, 2021, subject to stockholder approval, to, among other things, increase the number of shares available for issuance by 800,000 additional shares and eliminate the termination date of the plan.
Approval of Auditors for Fiscal Year 2022
See Proposal Four “Ratification of the Appointment of Our Independent Registered Public Accounting Firm” for more information.
Our Board recommends that our stockholders ratify the selection of Deloitte as our independent registered public accounting firm for fiscal year 2022.
2023 Annual Meeting
Stockholder proposals submitted for inclusion in our 2023 proxy statement pursuant to SEC Rule 14a-8 must be received by us no later than August 30, 2022.
Notice of stockholder proposals to be raised from the floor of the 2023 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be delivered to us no earlier than October 13, 2022 and no later than November 12, 2022.

GENERAL INFORMATION
Q:
Who is soliciting my proxy?

A:
The Company’s Board is sending you this Proxy Statement in connection with the Board’s solicitation of proxies for use at the 2022 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, or fax, or in person. We have hired Georgeson Inc. to assist in soliciting proxies from brokers, bank nominees and other stockholders.

Q:
Who is paying for this solicitation?

A:
We will pay for the solicitation of proxies. Our directors, officers and employees will not receive additional remuneration. We expect that we will pay Georgeson Inc. not more than $10,000, plus reasonable out-of-pocket expenses, and also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:
What am I voting on?

A:
You will be voting on four proposals.

Proposal One is for the election of Jocelyn D. Chertoff, Timothy E. Guertin, Jay K. Kunkel, Ruediger Naumann-Etienne, Walter M Rosebrough, Jr., Sunny S. Sanyal, and Christine A. Tsingos to the Board for a one-year term ending at the 2023 Annual Meeting of Stockholders.
Proposal Two is an advisory vote on the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) as described in this Proxy Statement.
Proposal Three is for the approval of the Amended ESPP, which, among other things, increases the number of shares available for issuance and eliminates the termination date of the plan.
Proposal Four is the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2022.
Q:
Who can vote?

A:
Only our stockholders of record at the close of business on December 14, 2021 may vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials (consisting of the Notice of Annual Meeting, this Proxy Statement, the corresponding proxy form, and our Annual Report on Form 10-K for the fiscal year ended October 1, 2021) (“fiscal year 2021”) over the Internet. Therefore, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. Starting on the date of distribution of the Notice, all stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. If you request printed versions of the proxy materials by mail, the materials will also include a proxy card or other voting instruction form.

As permitted by SEC rules, we will deliver one Annual Report or Proxy Statement to multiple stockholders sharing the same address unless we have received contrary instructions. We will, upon written or oral request, deliver a separate copy of our Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of our Annual Report or Proxy Statement was delivered and will include instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of our Annual Report or Proxy Statement in the future. Stockholders wishing to receive a separate Annual Report or Proxy Statement in the future or stockholders sharing an address wishing to receive a single copy of our Annual Report or Proxy Statement in the future may contact us at investors@vareximaging.com or at:
Varex Imaging Corporation
Attention: Investor Relations
1678 South Pioneer Road
Salt Lake City, Utah 84104
(801) 972-5000
Q:
Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

A:
Yes, and doing so will help us further reduce the cost and environmental impact of our stockholder meetings. If you are a holder of record, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com and entering your email address before you vote if you are voting by Internet or any other time at www.computershare.com/investor. If your shares are registered in street name, please check with your broker, bank, or other nominee about how to receive future proxy materials by email. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us otherwise.

Q:
What is the difference between a stockholder of record and a “street name” holder?

A:
If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent, you are considered the stockholder of record for those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under “How do I vote and how do I revoke my proxy?” below.
Q:
How do I vote and how do I revoke my proxy?

A:
If you hold your shares in your own name as a stockholder of record, you may vote your shares either in person at the meeting or by proxy. To vote at the meeting, please visit www.virtualshareholdermeeting.com/VREX22/ and vote when indicated. To vote by proxy, please vote in one of the following ways:

1.
Via the Internet.   You may vote through the Internet at www.proxyvote.com by following the instructions provided in the Notice.

2.
Via Telephone.   If you received your proxy materials or request printed copies by mail, stockholders located in the United States may vote by calling the toll-free number found on the proxy card.

3.
Via Mail.   If you received your proxy materials or request printed copies by mail, you may vote by mail by marking, dating, signing, and mailing the proxy card in the envelope provided.

Voting by proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person — by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline (11:59 p.m. Eastern Time on February 9, 2022) by giving our Secretary written notice of your revocation, by submitting a later-dated proxy card or by voting again using the telephone or Internet (your latest telephone or Internet proxy is the one that will be counted).
If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option — “For,” “Withhold Authority,” or “Abstain” (for Proposal One) and “For,” “Against,” or “Abstain” (for Proposals Two, Three, and

Four) — for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide voting instructions on all or any voting proposal, the individuals named as proxyholders will vote your shares FOR the director nominees, FOR Proposal Two, FOR Proposal Three, and FOR Proposal Four. In that case, the proxyholders will have full discretion and authority to vote in the election of directors.
If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank, or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or request a hard copy of the Proxy Statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form in the envelope your broker, bank, or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you hold shares in street name and would like to revoke your proxy, you must follow the broker, bank, or other nominee’s instructions on how to do so. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank, or other nominee holding your shares.
Q:
What is the deadline for submitting a proxy?

A:
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. To be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on February 9, 2022. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:
What constitutes a quorum?

A:
On the record date, we had 39,574,527 shares of common stock, $0.01 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the Annual Meeting are present in person or represented by proxy.

Q:
What are abstentions and broker non-votes and how do they affect voting?

A:
Abstentions — If you specify that you wish to “abstain” from voting on an item, your shares will not be voted on that item. Abstentions are counted toward establishing a quorum. Abstentions have no effect on the election of directors, but are included in the shares entitled to vote on Proposals Two, Three, and Four. On Proposals Two, Three, and Four, abstentions have the effect of a vote against the proposal.

Broker Non-Votes — If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, such as the ratification of the appointment of the independent registered public accounting firm. However, on non-routine matters such as the election of directors and the advisory vote to approve executive compensation, your broker must receive voting instructions from you, as your broker does not have discretionary voting power for those particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.
Q:
What vote is needed?

A:
For Proposal One, the election of directors, a majority of the votes cast at the Annual Meeting at which a quorum is present shall elect the nominees for director. For purposes of the election of directors, a “majority of votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to “withhold” authority in each case and exclude “abstentions” with respect to that director’s election.

For Proposals Two, Three, and Four an affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required.

Q:
Is cumulative voting permitted for the election of directors?

A:
No, in accordance with our certificate of incorporation, you may not cumulate your votes for the election of directors.

Q:
What happens if the director nominees do not receive a majority of votes cast at the Annual Meeting?

A:
In an uncontested election, if a nominee for director who is an incumbent director is not elected and no successor has been elected at the Annual Meeting, our Bylaws indicate that the director is to promptly tender his or her resignation to the Board. The Nominating Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. After considering the Nominating Committee’s recommendation, the Board will decide to act on the tendered resignation and publicly disclose its decision. Any director who tenders his or her resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board with respect to his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the provisions of our Bylaws.

Q:
Can I vote on other matters?

A:
You are entitled to vote on any other matters that are properly brought before the Annual Meeting. Our Bylaws limit the business conducted at any annual meeting to (1) business in the notice of the Annual Meeting, (2) business directed by the Board and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has met the requirements for submitting stockholder proposals provided in our Bylaws. Under our Bylaws, a stockholder must notify our Secretary in writing (at our Salt Lake City, Utah headquarters) of the proposal not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2023 Annual Meeting of Stockholders will be no earlier than October 13, 2022 and no later than November 12, 2022. The notice must give a brief description of the business to be brought before the Annual Meeting, the reasons for conducting the business and the text of the proposal, as well as the name and address of the stockholder giving the notice and the beneficial owner on whose behalf the proposal is made, the number of shares owned and information about that beneficial ownership, all as detailed in our Bylaws. The notice must also describe any material interest the stockholder or beneficial owner has in the business and arrangements between such stockholder or beneficial owner and any other person in connection with the proposal and must include certain representations, all as detailed in our Bylaws.

We do not currently expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”).
Q:
When must I submit a proposal to have it considered for presentation in next year’s proxy materials?

A:
To have your stockholder proposal be considered for presentation in the proxy statement and proxy card for our 2023 Annual Meeting of Stockholders, rather than just voted upon at the meeting without inclusion in the proxy statement and proxy card, a stockholder must submit to our Secretary (at our Salt Lake City, Utah headquarters) a written proposal no later than August 30, 2022. The submission must contain the information required under Rule 14a-8 under the Exchange Act.

Q:
How do I suggest potential candidates for director positions?

A:
A stockholder may suggest one or more potential candidates for consideration by the Board as nominees for election as one of our directors at an annual meeting of stockholders. This can be done by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2023 Annual Meeting of Stockholders will be no earlier than October 13, 2022 and no later than

November 12, 2022. The notice must include all information about the potential candidate that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the potential candidate’s written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships, between such stockholder and a beneficial owner on whose behalf the potential candidacy is made and their affiliates and associates, or others acting in concert, on the one hand, and each potential candidate, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder were a “registrant,” all as described in our Bylaws. The notice must also include certain additional information about and representations by, the stockholder and/or the beneficial owner, all as detailed in our Bylaws.
Q:
How does the Board select nominees for election to the Board?

A:
The Nominating Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management, and does not evaluate potential candidates differently based upon the source of the potential candidate. The Nominating Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to companies listed on the Nasdaq Global Select Stock Market (“Nasdaq”) and other regulatory requirements applicable to us. Please refer to “Proposal One — Election of Directors” and our Corporate Governance Guidelines for additional details on our policy, process, and membership criteria. A stockholder may recommend potential candidates for director by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) as detailed in the question and answer above.

Q:
How may I communicate with the Board?

A:
Stockholders and other interested parties may communicate directly with the Board, the Board’s Chairman or any other director or with the independent directors as a group or any other group of directors through the Board’s Chairman by sending an email to boardofdirectors@vareximaging.com. Messages received will be forwarded to the appropriate director or directors.

Q:
When and where is the Annual Meeting being held?

A:
Our Annual Meeting will be a virtual meeting only and will be conducted via live audio webcast, available at www.virtualshareholdermeeting.com/VREX22, beginning at 4:30 p.m. Mountain Time on Thursday, February 10, 2022. There will be no physical meeting location. Although our Annual Meeting will be held online as a virtual meeting only, stockholders who held shares as of the record date for the meeting can still participate in the virtual meeting (see below for additional details). If you have any questions about attending the Annual Meeting, please contact our Investor Relations department at investors@vareximaging.com.

Q:
How can I attend the Annual Meeting?

A:
Stockholders who owned shares as of the close of business on December 14, 2021, are entitled to attend and vote at the Annual Meeting. To participate in the meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders of record should:

•
Navigate to www.virtualshareholdermeeting.com/VREX22; and

•
enter the 16-digit control number found on your proxy card or the Notice and follow the instructions on the website.

If your shares are held in street name and your voting instruction form or the Notice indicates that you may vote those shares through http://www.proxyvote.com, then you may access, participate in, and vote at the meeting with the 16-digit access code indicated on that voting instruction form or the Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the meeting. You will be allowed to log in as early as 30 minutes before the start time on Thursday, February 10, 2022.
The virtual meeting platform is supported across internet browsers and devices (e.g., desktops, laptops, tablets, and cell phones). If you intend to join the live webcast, you should ensure that you have a strong Wi-Fi or internet connection. We encourage you to access the virtual meeting before it begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
In the event technical issues or other events delay or disrupt the company’s ability to convene the meeting for longer than 30 minutes, the company will make an announcement on the “Investors” section of our corporate website at https://investors.vareximaging.com/overview/default.aspx regarding a date and/or time for reconvening the Annual Meeting. In the event of disorder, technical malfunction or other significant problem that disrupts the Annual Meeting, the chair of the meeting may adjourn, recess, or expedite the 2022 Annual Meeting, or take such other action as the chair of the meeting determines is appropriate in light of the circumstances.
Q:
How can I ask a question at the Annual Meeting?

A:
If you have a question about one of the matters on the agenda at the Annual Meeting, such question may be submitted in the field provided on the meeting website at or before the time the matters are before the Annual Meeting for consideration. We will answer questions related to any matters in the agenda to be voted on before the voting is closed.

Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding the Company. Such questions may be submitted into the field provided on the meeting website during the Annual Meeting. In the event that questions of general concern that meet the Board’s guidelines are not answered during the Annual Meeting, answers to such questions will be posted on the “Investors” section of the Company’s website promptly after the Annual Meeting.
If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, such matters may be raised separately before or after the Annual Meeting by contacting Investor Relations at investors@vareximaging.com.
Q:
How can I find the results of the Annual Meeting?

A:
Preliminary results will be announced at the Annual Meeting. Final results will also be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

VIRTUAL MEETING PHILOSOPHY
We held our annual meeting of stockholders as a virtual meeting via the Internet for the first time in 2021. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders, reduces the costs associated with planning, holding and arranging logistics for in-person meeting proceedings, and allows us to properly manage health and safety protocols. The Board welcomes stockholder participation in the virtual meeting and desires an experience as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:
•
providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•
providing stockholders with the ability to submit appropriate questions real-time during the meeting;

•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;

•
publishing all questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and

•
offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined above under the General Information section in this Proxy Statement.

PROPOSAL ONE
ELECTION OF DIRECTORS
BOARD RECOMMENDATION VOTE “FOR” THE NOMINEES
Our Board; Selection of Nominees
At this Annual Meeting, you and the other stockholders will elect seven individuals to serve as directors. Our entire Board is subject to election at each annual meeting of stockholders, and each director will serve until his or her successor has been elected, unless such director dies, resigns, retires or is disqualified or removed.
Our Nominating Committee is charged with identifying, evaluating, and recommending director nominees to the full Board. There are no minimum qualifications for directors. The Nominating Committee generally seeks individuals who have or provide:
•
Knowledge about our industries and technologies;

•
International business experience;

•
Cultural, gender, ethnic or age diversity;

•
Experience in financial oversight, and a strong reputation with the financial community;

•
Experience in business management and the potential to succeed top management in the event of unexpected necessary Board intervention;

•
Broad experience at the policy making level in business, government, education, technology, or public interest; or

•
Business contacts, knowledge or influence useful to our business and product lines.

We believe that all of our directors should be committed to enhancing stockholder value, represent the interests of all stockholders, and have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform and carry out all director duties in a responsible manner. The Board believes that directors who are full-time employees of other companies should not serve on more than three public company boards at one time, and that directors who are retired from full-time employment should not serve on more than four public company boards. Further, our Board and Nominating Committee are committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected.
When seeking new director candidates, the Nominating Committee will consider potential candidates for directors submitted by Board members, members of our management and our stockholders. The Nominating Committee does not evaluate candidates differently based upon the source of the nominee.
The individuals named as proxyholders will vote your proxy for the election of the nominee directors unless you direct them to withhold your vote. If one or both nominees become unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute.
Each of the nominees have been recommended by the Nominating Committee and nominated by the Board for election by the stockholders to a one-year term ending at the 2023 Annual Meeting. Set forth below are the names and ages of these nominees, the years they became directors, their principal occupations or employment for at least the past five years, and the names of other public companies for which they serve as a director or have served as a director during the past five years. Also set forth are the specific experience, qualifications, attributes, or skills that led our Nominating Committee to conclude that each person should serve as a director. All our directors have held high-level positions in their fields and have experience in dealing with complex issues. We believe that each is an individual of high character and integrity and exercises sound judgment.

Jocelyn D. Chertoff, M.D. Age: 66 Director Since: 2017 Independent
Principal occupation, business experience and directorships
•
Positions at Dartmouth Hitchcock Medical Center

•
Chair of the Department of Diagnostic Radiology and Vice President of the Regional Radiology Service Line (2015 – Present)

•
Interim Chair of the Department of Diagnostic Radiology (2014 – 2015)

•
Vice Chair (2004 – 2012)

•
Practicing Radiologist since 1991

Experience, qualifications, attributes, or skills supporting directorship
•
Deep knowledge and experience in radiology

•
Provides significant end-user perspective to assist with product development as well as with relationships with existing and prospective X-ray imaging system manufacturers

•
Experience serving on a number of non-profit boards and committees

Committee Memberships • Audit Committee • Nominating Committee (Chair)
Timothy E. Guertin Age: 72 Director Since: 2020 Independent
Principal occupation, business experience and directorships
•
Positions at Varian Medical Systems, Inc.

•
Chief Executive Officer (2006 – 2012)

•
President (2005 – 2012)

•
Chief Operating Officer (2004 – 2006)

•
Corporate Executive Vice President (2002 – 2005)

•
President, Oncology Systems (1992 – 2005)

•
Other Current Public Company Board Memberships: Teradyne, Inc., a supplier of automatic test equipment

•
Prior Public Company Board Memberships in Past Five Years: Varian Medical Systems, Inc.

Experience, qualifications, attributes, or skills supporting directorship
•
Deep knowledge of Varex’s management structure, strategy, and users of Varex’s technology, which he gained over more than 30 years with the former parent company of Varex

•
Broad experience in product development, regulatory, marketing, financial and operational matters

•
Past service on the board of directors of Acelity L.P., Inc., a privately held global advanced wound care company

•
Has served on the board of healthcare and technology industry organizations and is a former director and chairman of the board of directors of TechAmerica (a nationwide technology trade association)

• Service on the board of trustees and as treasurer of the Radiation Oncology Institute, a non-profit organization engaged in cancer treatment research
Committee Memberships • Compensation Committee • Nominating Committee
Jay K. Kunkel Age: 62 Director Since: 2017 Independent
Principal occupation, business experience and directorships
•
President Asia, Executive Vice President, Tenneco Inc., one of the world’s largest manufacturers of ride performance and clean air products and systems for automotive and commercial vehicles (November 2018 – November 2020)

•
President Asia Pacific, Member of the Executive Counsel, and Company Officer, Lear Corporation, a global leader in automotive and e-systems (2013 – May 2018)

•
Positions at Continental AG, an automotive manufacturing company

•
President Asia, Member of the Management Board (2007 – 2013)

•
President Asia, Automotive Systems Division, Member of the Management Board (2005 – 2007)

•
Positions at PwC Financial Advisory Services

•
Head of Corporate Finance and M&A Advisory

•
Managing Director and Regional Leader of Automotive & Manufacturing Practice

•
Prior to joining PwC, held various positions at Visteon Automotive Systems, Mitsubishi Motor Sales of America, and Chrysler Corporation

Experience, qualifications, attributes, or skills supporting directorship
•
Extensive experience in manufacturing operations and the industrial market

•
International experience, including in key markets in Asia

•
Deep knowledge and core skills in corporate development and mergers and acquisitions

•
Expertise in project management and restructuring operations

Committee Memberships • Audit Committee • Compensation Committee

Ruediger Naumann-Etienne, PhD Age: 75 Director Since: 2017 Chairman Since: 2017 Independent
Principal occupation, business experience and directorships
•
Owner and Managing Director, Intertec Group, an investment company specializing in the medical technology field (1989 – present)

•
Positions at Iridex Corporation

•
Lead Independent Director (2017 – 2019)

•
Member of the Board of Directors (2009 – 2019)

•
Prior Public Company Board Memberships in Past Five Years: Encision Inc.; Iridex Corporation; and Varian Medical Systems, Inc.

Experience, qualifications, attributes, or skills supporting directorship
•
Experience working in the medical device business for nearly four decades

•
Experience working in senior business and finance executive roles with a leading electronics company for a decade

•
Extensive experience with finance and mergers and acquisitions

•
International experience, having lived and worked in Europe and Latin America, and gained fluency in four languages

•
Service as Chief Executive Director, Chairman or director, and a member of the audit, nominating and compensation committees, of a number of public medical device companies.

Committee Memberships • Audit Committee • Compensation Committee
Walter M Rosebrough, Jr. Age: 67 Director Since: 2018 Independent
Principal occupation, business experience and directorships
•
CEO Emeritus and Special Advisor, STERIS plc, a provider of infection prevention and other procedural products and services to healthcare, medical device, pharmaceutical and dental customers (July 2021 – present)

•
President and Chief Executive Officer, STERIS plc (2007 – July 2021)

•
Prior to joining STERIS, served as President and Chief Executive Officer of Coastal Hydraulics, Inc.; also served in various executive positions, including Chief Executive Officer, at Hill-Rom, a global leader in patient support systems, therapeutic products, and workflow information technology

•
Prior Public Company Board Memberships in the Past Five Years: STERIS plc.

Experience, qualifications, attributes, or skills supporting directorship
•
Service as a director and chief executive officer of a public company

•
Over 30 years in the healthcare industry in various senior executive roles, including 25 years as chief executive officer

•
Leadership experience in many major business functions, including product development, business development, manufacturing, finance, and marketing
•
Experience leading ventures ranging in scale from start-up operations to multi-billion dollar multinational businesses

•
Service on the following healthcare industry boards: AAMI (Association for the Advancement of Medical Instrumentation), AdvaMed (Advanced Medical Technology Association), and MDMA (Medical Device Manufacturers Association)

Committee Memberships • Compensation Committee (Chair) • Nominating Committee
Sunny S. Sanyal Age: 57 Director Since: 2017
Principal occupation and business experience
•
President and Chief Executive Officer (January 2017 – Present)

•
Senior Vice President and President, Imaging Components, Varian Medical Systems, Inc. (2014 – 2017)

•
Chief Executive Officer, T-System Inc., an information technology solutions and services provider (2010 – 2014)

•
Positions at McKesson Corporation, a healthcare services and information technology company

•
Chief Operating Officer, McKesson Provider Technologies (2006 – 2010)

•
Group President, Clinical Information Systems division (2004 – 2006)

•
Previous management positions with GE Healthcare, Accenture, and IDX Systems Corporation

Experience, qualifications, attributes, or skills supporting directorship
•
Extensive experience in medical device and healthcare industry

•
Key insight into Varex through his leadership position within Varian’s Imaging Components business before becoming our President and Chief Executive Officer

•
Significant public company operational experience

Christine A. Tsingos Age: 63 Director Since: 2017 Independent
Principal occupation, business experience and directorships
•
Executive Vice President and Chief Financial Officer, Bio-Rad Laboratories, Inc., a leader in life science research and clinical diagnostics markets (2002 – 2019)

•
Chief Operating Officer, Chief Financial Officer and consultant, Attest Systems, Inc., a leading software company in the IT asset management sector

•
Chief Financial Officer, Tavolo, Inc., a leading online retailer of specialty food, cookware, and cooking-related content

•
Vice President and Treasurer, Autodesk, Inc., a leading developer of design software

•
Assistant Treasurer, The Cooper Companies, Inc., a global healthcare manufacturer of vision-related products

•
Other Current Public Company Board Memberships: Onto Innovation Inc., a manufacturer of semiconductor equipment; Envista Holdings Corporation, a global dental products company; and Codex DNA, Inc. a maker of synthetic biology products

Experience, qualifications, attributes, or skills supporting directorship
•
Expertise in finance, operations, and financial reporting matters

•
Extensive experience and critical insights in financial management, strategic planning, acquisitions, treasury, and investor relations

•
Over 25 years of public company experience and a proven track record, including being named Bay Area CFO of the Year in 2010 and among the Most Influential Women in Business 2008 – 2012

•
Board and committee service for other public companies, including service as audit chair

Committee Memberships • Audit Committee (Chair) • Nominating Committee
Director Qualifications Matrix
The following matrix is provided to illustrate the skills and qualifications of the nominated and continuing members of our Board and demonstrate our commitment to inclusiveness and diversity.

Director Qualifications Matrix							
	Chertoff	Guertin	Kunkel	Naumann-Etienne	Rosebrough	Sanyal	Tsingos
Leadership	•	•	•	•	•	•	•
Component Manufacturing		•	•		•	•	
Medical	•	•		•	•	•	•
Industrial/Security		•	•		•	•	
Financial	•	•	•	•	•	•	•
Gender, Ethnic, or National Diversity	•			•		•	•
International Experience		•	•	•	•	•	•

Board Diversity Matrix
The following matrix is provided in accordance with applicable Nasdaq listing requirements:
Board Diversity Matrix (as of December 10, 2021)
Total Number of Directors	7
Gender:	Female	Male	Non-Binary	Did Not Disclose Gender
Number of directors based on gender identity:	2	5	0	0
Number of directors who identify in any of the categories below
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Governance of the Company
Overview
We are committed to strong corporate governance. Our governance policies and practices include:
Ethical Conduct and Strong Governance
•
The Board’s Corporate Governance Guidelines articulate clear corporate governance policies, which include basic director duties and responsibilities.

•
The fundamental responsibility of the Board is to represent the interests of the stockholders of the Company. In fulfilling its responsibilities, the Board performs the following principal functions: (i) reviewing corporate strategy, annual operating budgets, mergers and acquisitions over a certain threshold and significant financings; (ii) providing general oversight of the Company’s business; (iii) selecting, evaluating, and compensating the Company’s Chief Executive Officer and reviewing and approving senior executive compensation; (iv) evaluating and establishing Board processes, performance and compensation; (v) selecting directors; and (vi) monitoring legal and ethical conduct.

•
The Board has adopted a Code of Conduct applicable to all our employees, including the executive officers, and to our directors.

•
We have a hotline for employees to report concerns regarding ethics and financial matters, including accounting, internal controls, and audit concerns, and have established procedures for anonymous submission of these matters.

•
Each director is responsible for disclosing to the Nominating Committee and General Counsel situations that he or she reasonably believes give rise to a potential conflict of interest or related person transaction. The Board, upon recommendation of the Nominating Committee and after consultation with the Company’s legal counsel, determines on a case-by-case basis or where it deems appropriate by specific category whether such a conflict of interest or related person transaction exists. Please refer to the discussion under “Certain Relationships and Related Transactions” for more information.

•
The Board conducts an annual assessment on its effectiveness and the effectiveness of each of its committees.

•
Directors are expected to attend all stockholder meetings.

•
The Board encourages directors to participate in developmental continuing education programs applicable to their position as a director of the Company, including, but not limited to, those recommended by the Nominating Committee.

Director Independence
•
The Company has an independent non-employee director as Chair, and our Bylaws mandate that the roles of Chair and Chief Executive Officer must be separated.

•
Other than Mr. Sanyal, the Company’s Chief Executive Officer, all of our Board members are independent of the Company and our management. The definition of “independent” is included in our Corporate Governance Guidelines, which can be found through the “Corporate Governance” link on the Investors page on our website at www.vareximaging.com.

•
All members of our Board committees — the Audit Committee, the Compensation Committee, and the Nominating Committee — are independent.

Majority Voting
•
The Company’s Bylaws and Corporate Governance Guidelines include a majority voting standard for uncontested director elections. Under this standard, if the number of nominees timely nominated for an annual meeting does not exceed the number of directors to be elected, each director shall be elected if the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Any incumbent director who is not re-elected by the majority voting standard will be required to tender his or her resignation promptly following the certification of the stockholders’ vote. The Nominating Committee will consider such resignation and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation within 90 days following the certification of the stockholders’ vote and will promptly disclose publicly its decision regarding whether to accept the director’s resignation.

Board Structure
•
Our entire Board is elected annually.

•
The Board is committed to inclusiveness and diversity.

•
The Board has adopted a guideline for director retirement that provides that nominees for directors should be 75 years or younger at the time of their election or re-election This guideline may be waived if the Board deems appropriate.

•
The Board does not believe that rotating committee members at set intervals should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Board member’s committee membership for a longer period. However, for the Board’s standing committees, our guidelines state that the Nominating Committee should consider recommending a new member to each committee every three years, and rotating the Chair of a committee as appropriate.

•
The annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance, legal and compliance departments and major business units and operations, and reviews enterprise risk at least annually. The Board’s and committees’ annual agendas include review of, among other items, our long-term strategic plans and periodic reports on progress against these plans, emerging and disruptive technologies, potential acquisition or investment targets, capital projects, the evaluation of the Chief Executive Officer and management, and Board succession.

Director and Executive Compensation
•
The Board has adopted stock ownership guidelines for our directors and executive officers. Each non-employee director is expected to own shares valued at five times the directors’ annual retainer fee. Our Chief Executive Officer is expected to own shares valued at six times base salary, our Chief Financial Officer at three times base salary, and each of our other executive officers at one times base salary. Individuals who become subject to these stock ownership guidelines are generally required to achieve the applicable ownership level within five years of first becoming subject to the guidelines.

•
The Board has adopted a recoupment policy to recover certain cash and equity incentive payments made to executives in the event of a restatement of our financial statements.

Director Independence
The Board has determined that Dr. Chertoff, Mr. Guertin, Mr. Kunkel, Dr. Naumann-Etienne, Mr. Rosebrough, and Ms. Tsingos are “independent” for purposes of SEC regulations, Nasdaq listing requirements, and under our Corporate Governance Guidelines. Mr. Sanyal, our President and Chief Executive Officer, is an employee and therefore not “independent.” The Board considered transactions and relationships (such as Ms. Tsingos’ service on the board of Envista Holdings Corporation, a customer of the Company), both direct and indirect, between each director (and his or her immediate family) and the Company and its subsidiaries and affirmatively determined that none of Dr. Chertoff, Mr. Guertin, Mr. Kunkel, Dr. Naumann-Etienne, Mr. Rosebrough, and Ms. Tsingos has any material relationship, either direct or indirect, with us other than as a director and stockholder.
Board Meetings
The Board met eight times in fiscal year 2021. Each of the regularly scheduled Board meetings included executive sessions of either the independent directors or the non-management directors, or both, with Dr. Naumann-Etienne presiding at such meetings. We have three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating Committee. Each current director attended at least 75% of the total Board meetings and meetings of the committees on which such director served that were held in fiscal year 2021. Directors are encouraged to attend meetings of committees on which they do not serve as members. All directors of the Company are strongly encouraged to attend our annual meeting of stockholders. All the directors then serving on the Board were present at our 2021 Annual Meeting.
Board Leadership Structure
The Board has adopted Corporate Governance Guidelines designed to promote the functioning of the Board and its committees. These Guidelines and our Bylaws address Board composition, Board functions and responsibilities, qualifications, leadership structure, committees, and meetings.
Our Bylaws require that the Chair of the Board be chosen from among the directors and may not be the Chief Executive Officer. The Board has determined that having Dr. Naumann-Etienne, who is “independent” within the meaning of the Nasdaq listing standards, serve as Chair and Mr. Sanyal serve as Chief Executive Officer is in the best interests of the stockholders. We have separated the roles of Chief Executive Officer and Chair in recognition of the differences between the two roles and we believe the separation of roles improves Board engagement and oversight.
The Board’s Role in Risk Oversight
Our Company faces many risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. While our Board, as a whole, has ultimate responsibility for the oversight of risk management, it administers its risk oversight role in part through the Board committee structure, with the Audit Committee, the Compensation Committee, and the Nominating Committee responsible for monitoring and reporting on the material risks associated with their respective subject matter areas. In fiscal year 2021, we updated the charter of the Audit Committee to reference its oversight responsibility with respect to cybersecurity, data privacy, and sustainability accounting standards.
The Board’s role in our risk oversight process includes receiving regular reports from members of senior management, as well as internal audit and external advisors, on areas of material risk to us, including operational, economic, financial, legal, regulatory and competitive risks. The full Board (or the appropriate committee in the case of risks that are reviewed by a particular committee) receives these reports from those responsible for the relevant risk in order to enable it to understand our risk exposures and the steps that management has taken to monitor and control these exposures. When a committee receives the report, the Chair of the relevant committee generally provides a summary to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role. The Audit Committee assists the Board in oversight and monitoring of principal risk exposures related to financial statements, legal, ethical compliance, regulatory, and other matters, as well as related mitigation efforts. The Compensation Committee assesses, at least annually, the risks associated with our compensation policies. The Nominating

Committee assists the Board in oversight of risks that we have relative to compliance with corporate governance standards. The Audit Committee, the Compensation Committee, and the Nominating Committee share oversight of different aspects of the Company’s environmental, social, and governance programs.
Cybersecurity Risk Oversight
In addition, the Audit Committee oversees the Company’s cyber risk management program. The Audit Committee receives regularly scheduled updates on cybersecurity and information systems from management at least twice per year. In addition to regularly scheduled presentations, management alerts the Audit Committee Chair of significant cybersecurity threats or incidents as they arise. In order to respond to the threat of security breaches and cyberattacks, we have developed a program that is designed to protect and preserve the confidentiality, integrity and continued availability of information owned by, or in the care of, the Company. This program includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of material cybersecurity incidents and the maintenance by the Company of insurance coverage to defray the cost in the event of an information security breach. In addition, our employees participate in annual cybersecurity training. The Audit Committee receives regular reports from senior management on the Company’s cybersecurity program. In the last three years, the expenses we have incurred from information security breach incidences were immaterial, and none of which related to penalties or settlements.
COVID-19 Pandemic Risk Oversight
In response to the COVID-19 pandemic, we have been following a risk-based and phased approach by aligning with local government guidelines for our operations. Throughout the COVID-19 pandemic, the Board has overseen our crisis management policies and responses to ensure that we identify and respond to emerging risks. In particular, through regular updates and communications with management, the Board has actively participated in overseeing the impact of the COVID-19 pandemic on our employees and business operations and our financial position and results of operations; understanding how management is assessing the impact, and considering the nature and adequacy of management’s responses, including health safeguards, business continuity, internal communications, and infrastructure; and reviewing stakeholder communications plans with management, ensuring effective and transparent communications.
Human Capital Resources
Talent Management
Our business results depend on our ability to successfully manage our human capital resources, including attracting, identifying, and retaining key talent. As part of our people management strategy, we monitor employee morale and our market reputation. To better understand how to measure the effectiveness of our people management strategy, and to establish a baseline understanding of employee loyalty and retention, in fiscal year 2021, we solicited feedback from our employees in the form of an employee net promoter survey, and we held meetings with employees to share and discuss areas of improvement.
Total Rewards
We invest in our workforce by offering a competitive total rewards package that includes a mix of salaries or wages; health, retirement, and other benefits; and equity incentives. We strive to offer a competitive total rewards package that is responsive to local markets. In the United States, where our largest employee base resides, our benefits for eligible employees have included:
•
Health insurance coverage;

•
Tuition reimbursement up to a specified dollar amount;

•
Matching contributions to a tax-qualified defined contribution savings (“401(k)”) plan;

•
An employee assistance program; and

•
Training and development programs designed to help employees improve workplace performance.

Approximately 90% of our eligible employees participate in our 401(k) plan. In addition, in an effort to further align the interests of our employees with our stockholders, we have an equity-based incentive plan that provides for the grant of nonqualified stock options and restricted stock units (“RSUs”) to senior management and other eligible employees. Additionally, to encourage share ownership by our employees, we have implemented an employee stock purchase plan, which enables eligible employees to purchase shares of our common stock at a discount through payroll contributions.
Safety and Wellness
We provide our employees upfront and ongoing safety training to ensure that safety policies and procedures are effectively communicated and implemented. Personal protective equipment is provided to those employees where needed for the employee to safely perform their job function. We have experienced personnel on site at each of our manufacturing locations that are tasked with environmental, health and personal safety education and compliance and, in Salt Lake City, we have an onsite nurse practitioner available to our employees for medical needs.
Board Committees and Committee Meetings
Each of our standing committees has a written charter approved by the Board that clearly establishes the committee’s roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating Committee, as well as our Corporate Governance Guidelines and Code of Conduct, can be found through the “Corporate Governance” link on the Investors page on our website at www.vareximaging.com. Please note that information on, or that can be accessed through, our website is not part of these proxy soliciting materials, is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.
Audit Committee
Chair: Ms. Tsingos
Additional Members: Dr. Chertoff, Mr. Kunkel, and Dr. Naumann-Etienne
Meetings in Fiscal Year 2021: 11
Committee Functions:
•
Oversees our accounting and financial reporting process and audits of financial statements.

•
Assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and of the independent registered public accounting firm and (v) the principal risk exposures facing the Company that are related to financial statements, legal, regulatory and other similar matters, such as risks related to cybersecurity, data privacy and other risks relevant to computerized information system and controls and security, as well as the Company’s related mitigation efforts.

•
Prepares the Audit Committee Report included in our proxy statement.

•
Reports to the Board the results of its monitoring and recommendations.

•
Provides to the Board any additional information and materials as the committee may determine is necessary to make the Board aware of significant financial matters requiring the Board’s attention.

Member Qualifications
Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under Nasdaq listing requirements. The Board has determined that Ms. Tsingos is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon her experience as the chief financial officer of Bio-Rad Laboratories between 2002 and 2019 and as the chief financial officer of Attest Systems, Inc. between 2000 and 2002.

Compensation and Human Capital Management Committee
Chair: Mr. Rosebrough
Additional Members: Mr. Guertin, Mr. Kunkel, and Dr. Naumann-Etienne
Meetings in Fiscal Year 2021: 5
Committee Functions:
•
Discharges the Board’s responsibilities relating to compensation of our executive officers.

•
Evaluates our compensation plans, policies and programs for executive officers and recommends the establishment of policies dealing with various compensation and employee benefit plans.

•
Oversees our stock and cash incentive plans.

•
Reviews and discusses with management and recommends to the Board whether the disclosures under “Compensation Discussion and Analysis” should be included in our proxy statement.

•
Reviews the compensation paid to directors for service on the Board and its committees.

•
Ensures that reviews of plans for succession of executive officers occur at the Committee or Board level at least annually.

•
Provides oversight on the development, implementation and effectiveness on the Company’s practices, policies, and strategies relating to human capital management as they relate to the Company’s workforce generally.

•
Assesses, at least annually, the risks associated with our compensation policies, and reports to the Board and the Audit Committee whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

The Compensation Committee determines all compensation for our NEOs and certain other of the Company’s officers. Before making decisions on compensation for individuals other than our Chief Executive Officer, the Compensation Committee reviews with our Chief Executive Officer, each individual’s performance and accomplishments over the prior year. Except for his own position, our Chief Executive Officer makes recommendations to the Compensation Committee about base salary increases, any changes to the incentive plan target awards, and the amount of equity awards for each executive. However, the Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits for the designated officers. The Compensation Committee meets with its independent advisors and other independent members of the Board to determine the Chief Executive Officer’s compensation.
Compensation Committee Advisors
To independently assist and advise the Compensation Committee, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant since May 2018. The engagement with FW Cook is exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. FW Cook does not have any relationship with the Company or management except as it may relate to performing services on behalf of the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the company from independently representing the Compensation Committee.
The compensation consultant reviews and analyzes our executive compensation programs, compensation strategy and effectiveness of pay delivery. The compensation consultant provides market information on compensation trends and practices and makes recommendations to the Compensation Committee based on competitive data. The compensation consultant advises the Compensation Committee chair on agenda items for Compensation Committee meetings, reviews management proposals and is available to perform special projects at the Compensation Committee chair’s request. The compensation consultant also periodically provides the Compensation Committee with updates on regulatory and legislative developments pertaining to executive compensation and compensation committee governance. The compensation consultant provides analyses and recommendations that inform the Compensation Committee’s decisions, but does not decide or approve any compensation actions. As needed, the Compensation Committee also consults with the compensation consultant on program design changes.
Member Qualifications
In addition to being independent, each member of the Compensation Committee is a “non-employee director” for purposes of the Exchange Act.
Nominating and Corporate Governance Committee
Chair: Dr. Chertoff
Additional Members: Mr. Guertin, Mr. Rosebrough, and Ms. Tsingos
Meetings in Fiscal Year 2021: 4
Committee Functions:
•
Develops and recommends to the Board corporate governance principles, including our Corporate Governance Guidelines, Code of Conduct, and protocol regarding conflicts of interest and related person transactions.

•
Identifies, evaluates, and recommends to the Board potential nominees to the Board, including those received from stockholders.

•
Reviews with the Board annually the independence, skills and characteristics of all individual members and the skills and characteristics of the Board as a whole in determining whether to recommend incumbent directors for re-election.

•
Evaluates and makes recommendations to the Board concerning the size of the Board, the appointment of directors to Board committees, the qualifications of committee members and the selection of Board committee chairs.

•
Oversees the annual review of director independence and evaluation of the Board’s performance.

•
Assists the Board in exercising oversight with respect to the Company’s Environmental, Social, and Governance (ESG) programs, policies and practices and related disclosures, and makes recommendations to the Board regarding the Company’s overall general strategy with respect to ESG matters.

CORPORATE SUSTAINABILITY
Our Sustainability Strategy
Sustainability plays a significant role in our business strategy. From innovating new products and services to building relationships with our customers and local communities, our sustainability strategy guides us in operating a responsible and resilient business. It addresses four key areas:
• Inspiring Innovation
• Protecting the Environment
• Empowering People and Communities
• Acting with Integrity
Inspiring Innovation
Innovation is at the heart of our aspiration to secure a healthier, safer future for all. The products we develop enable our customers to deliver high-quality services to those who need them most, from illness detection to security screening. By producing innovative components, we are also supporting our vision to be the preferred global partner for X-ray imaging solutions.
Better Health
As a manufacturer of X-ray components, driving better health is at the core of our purpose as a business. Innovating for better health means developing the next generation of detection and diagnosis products and solutions for use in medical systems around the globe.
Product Safety and Quality
We are committed to providing our customers with solutions that promote better health and a safer, more secure world. Safety, quality, reliability, and durability are key considerations for each product we design, and we perform hundreds of tests designed to ensure that our products satisfy our standards. In addition, we conduct consistent safety trainings, provide necessary personal protective equipment, and work to ensure that our employees, contractors, and visitors remain safe at our facilities. We have a dedicated team that reviews and investigates quality and safety incidents as well as near-misses.
Caring for Our Customers: A Partner for Success
Our success relies on our customers being successful. That’s why we develop our products and services with customer needs in mind, and why we regularly engage with them to understand how our components can best support their businesses. We have cultivated relationships, some for over 40 years, in order to work together to create shared value.
Protecting the Environment
We recognize the importance of reducing our carbon footprint and promoting a more circular economy. We strive to embed sustainable thinking across our operations — not only because it is the right thing to do, but also because it makes good business sense.
Resource Stewardship
Raw materials are critical in the production of our components, which is why we are finding creative ways to reuse what we can. We are also identifying areas of our operations where we can increase efficiency by diverting materials from the landfill at their end-of-life and designing our products with recyclability in mind.
When designing our products, we consider the environmental impact, including accounting for full-lifecycle waste. To aid this analysis, we developed a set of Sustainable Innovation Criteria. These criteria guide efforts to develop resource efficient products by:

•
Designing for the circular economy;

•
Reducing our use of precious metals; and

•
Increasing our use of reusable/ recyclable materials.

Climate Change and Energy
We are investing in solutions to improve the sustainability of our operations and supply chain. Among other things, we are moving distribution from air transport to ocean freight, which will reduce greenhouse gas emissions and are investing in solutions to increase the energy efficiency of our facilities.
Empowering People and Communities
We are committed to creating workspaces where everyone feels supported to bring their best selves to work. We work to build a more diverse and inclusive workforce. We also work closely with the communities in which we operate, offering volunteering time and resources to benefit the health of the local population.
Being an Employer of Choice
We are committed to creating a culture of inclusion where diverse minds and ideas are valued. To attract, retain and develop talented individuals, we believe our workforce should feel safe, healthy and supported. We seek to create workspaces where championing health and well-being is a collective effort.
Supporting our Neighbors
Through working with our local communities, we are helping to build a healthier and safer future for all. We also view being a good corporate citizen as key to our ability to attract and retain talent. We focus these efforts in three areas: health and health research; STEM education; and diversity and inclusion to support the local communities of our global facilities.
Acting with Integrity
We want to be a company that customers and other stakeholders trust. That starts with acting responsibly and putting integrity, fairness and accountability at the forefront of our decisions. We partner with suppliers to address human rights-related risks and prohibit animal testing in our research, design and manufacturing processes.
Governance
Our Board and its committees play important roles in creating sustainable value, developing our sustainability strategy and overseeing critical ESG matters.
The Board of Directors Our Board is responsible for oversight of ESG risks and opportunities.

Nominating and Corporate Governance Committee
Reviews and evaluates the Company’s programs, policies and practices relating to
ESG and related disclosures.
Recommends to the Board the Company’s overall general strategy with respect to ESG matters.

Compensation and Human Capital Management Committee

Provides oversight with respect to the development, implementation and effectiveness of the Company’s practices, policies and strategies relating to human capital management as they relate to the Company’s workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and diversity and employment practices.

Audit Committee

Reviews the Company’s disclosures with respect to sustainability accounting standards.
Oversees cybersecurity, data privacy and other risks relevant to the Company’s computerized information system controls and security.
Oversees the Company’s business continuity and disaster preparedness planning.

Ethical Business
Operating a business responsibly requires a collective effort; key to that is having employees who are engaged. Building a culture of compliance starts with establishing a process designed to educate our employees regarding our Code of Conduct. We therefore perform annual ethics training that all employees are required to complete. In addition, practical training for managers and Human Resources business partners equips them with the knowledge to answer questions from employees, customers or agents. In fiscal year 2021, we established a management-level Executive Compliance Committee to oversee our ESG and ethical compliance programs and activities. In addition, in fiscal year 2021, we completed a review of our Code of Conduct and other ESG related policies and established a Human Rights Policy.

PROPOSAL TWO
ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
BOARD RECOMMENDATION VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background to the Advisory Vote
Under Section 14A of the Exchange Act, stockholders are able to vote to approve, on an advisory (non-binding) basis (an “Advisory Vote on Compensation”), the compensation of the NEOs as disclosed in this Proxy Statement in the Compensation Discussion and Analysis section and the related executive compensation tables. Accordingly, we are asking stockholders to approve, on an advisory (non-binding) basis, the following advisory resolution at our Annual Meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Annual Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Compensation Tables, and the other related tables and disclosure, is hereby APPROVED.”
The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis section of this Proxy Statement are effective in achieving the Company’s goals of attracting, retaining and motivating our executives, rewarding individual and Company performance and aligning the executives’ long-term interests with those of the Company’s stockholders.
We encourage stockholders to read the Compensation Discussion and Analysis beginning on page 39 of this Proxy Statement, as well as the related compensation tables and narrative, which provide detailed information on the Company’s compensation policies and practices and the compensation of our NEOs.
This “say-on-pay” vote is a non-binding advisory vote. The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices. Nonetheless, the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our NEOs.
Required Vote
Approval of the resolution above (on a non-binding, advisory basis) requires that the number of votes cast at the Annual Meeting, in person or by proxy, in favor of the resolution exceeds the number of votes cast in opposition to the resolution.
Next “Say-On-Pay” Advisory Vote
At the 2019 annual meeting of stockholders, the Company’s shareholders determined, on an advisory basis, that the say-on-pay vote should be held on an annual basis. In accordance with that determination, we conduct an annual Advisory Vote on Compensation and the Board expects to hold the next Advisory Vote on Compensation at the 2023 Annual Meeting.

PROPOSAL THREE
THE APPROVAL OF THE VAREX IMAGING CORPORATION 2017 EMPLOYEE
STOCK PURCHASE PLAN, AS AMENDED
BOARD RECOMMENDATION VOTE “FOR” THE APPROVAL OF THE VAREX IMAGING CORPORATION 2017 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
We are asking you and the other stockholders to approve the Varex Imaging Corporation 2017 Employee Stock Purchase Plan (the “2017 ESPP”), as amended by our Board on November 19, 2021, subject to stockholder approval, to, among other things, increase the number of shares available for issuance and eliminate the termination date of the 2017 ESPP (the 2017 ESPP, as amended, the “Amended ESPP”).
Reasons to Approve the Amended ESPP
The 2017 ESPP provides eligible employees with an opportunity to purchase shares of our common stock at a discount through payroll deductions and to benefit from stock price appreciation, thus enhancing the alignment of employee and stockholder interests, and is a part of the overall compensation package we offer employees. As of December 3, 2021, a total of 214,907 shares of our common stock remained available for future grants under the 2017 ESPP. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining employees in a competitive market for talent.
If approved by stockholders, the Amended ESPP will provide for an increase of 800,000 shares over the number of shares of common stock currently authorized for issuance under the 2017 ESPP, for a total of 1,800,000 shares. We estimate that, with an increase of 800,000 shares, we will have a sufficient number of shares of common stock to cover purchases under the Amended ESPP through 2025, assuming a stable stock price and a consistent participation rate in our Amended ESPP.
The Amended ESPP also clarifies, among other things, that any cash remaining after whole shares of common stock have been purchased that represents a fractional share will be carried forward in the participant’s account for the purchase of shares on the next purchase date; provided however, that in all other instances, any remaining amounts will be refunded to the participant without interest.
No awards have been or will be granted under the Amended ESPP unless stockholders approve the Amended ESPP. If the Amended ESPP is not approved the 2017 ESPP will remain in effect in its current form.
Required Vote
Approval of the Amended ESPP requires that the number of votes cast at the Annual Meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast in opposition to the proposal.
Description of the Amended ESPP
Set forth below is a summary of the other principal features of the Amended ESPP and its operation. The Amended ESPP is set forth in its entirety as Appendix A to this Proxy Statement, and all descriptions of the Amended ESPP contained in this Proposal Three are qualified by reference to Appendix A.
Purpose
The Amended ESPP provides eligible employees of the Company and its participating subsidiaries with the opportunity to purchase common stock through payroll deductions at a discount. The Amended ESPP is intended to qualify as an employee stock purchase plan under Section 423(b) of the Internal Revenue Code of 1986, as amended, for employees in the United States.

Administration of the Amended Plan
The Compensation Committee will administer the Amended ESPP. The Compensation Committee has full authority to interpret and determine the provisions of the Amended ESPP, to determine eligibility, to determine the terms of future offering periods and to otherwise oversee its operations.
Authorized Shares
The Amended ESPP provides for the purchase of up to 1,800,000 shares of our common stock. The Board will make appropriate adjustments, if any, in the number, kind and purchase price of the shares available for purchase under the Amended ESPP, the maximum number of shares subject to the Amended ESPP and the per participant purchase limit described below in the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in our capital structure. As of December 3, 2021, an aggregate of 214,907 shares of our common stock remain available for issuance under the Amended ESPP.
Eligibility
Most employees of the Company and its participating subsidiaries are eligible to participate in the Amended ESPP. However, an employee is not eligible if he or she owns or has the right to acquire 5% or more of our voting stock or of our subsidiaries. Also, an employee is not eligible if he or she normally is not scheduled to work at least five months every calendar year or at least 20 hours per week. Directors who are not employees and consultants are not eligible to participate in the Amended ESPP. Moreover, the Compensation Committee, in its sole discretion, may provide that an employee is not eligible if he or she is a “highly compensated employee” (within the meaning of Section 414(q) of the Code). As of the date of this proxy statement, participation in the Amended ESPP is only available to employees of the Company and subsidiaries in the United States. As of December 3, 2021, approximately 1,265 employees in the United States, including the Company’s six executive officers, were eligible to participate in the Amended ESPP. If the employees of all our non-U.S. subsidiaries were allowed to participate in the Amended ESPP, the aggregate number of employees that would be eligible to participate in the Amended ESPP on a world-wide basis would be approximately 2,050 employees.
Participation, Offering Periods and Purchase of Shares
Throughout each offering period, eligible employees have the right to make contributions to the Amended ESPP through payroll deductions equal to a whole percentage generally ranging from 1% to 10% of their regular wages. At the end of each purchase period in the offering period, a participant’s accumulated payroll deductions are used to purchase shares of our common stock at 85% of the lower of its fair market value on the date on which a participant is granted an option to purchase shares of common stock under the Amended ESPP (each such date, a “Grant Date”) or the fair market value on the date that shares of common stock are purchased under an option as may be determined by the Compensation Committee from time to time prior to an enrollment date for all options to be granted on such enrollment date (each such date, a “Purchase Date”). The employee immediately becomes the vested owner of the shares purchased, but acquires the rights of a stockholder only upon issuance of the shares. No employee will have a right to purchase more than $25,000 of our common stock under the Amended ESPP in any calendar year (based on the fair market value at the time the right is granted). In addition, the maximum number of shares of our common stock purchasable by any participant on any one Purchase Date for any offering period (which period will not exceed 27 months beginning with the Grant Date) will not exceed 2,000 shares, subject to adjustment by the Compensation Committee from time to time. A participant may withdraw from the Amended ESPP at such times as the Compensation Committee permits and automatically ceases to be a participant when no longer an eligible employee.
Amendment and Termination of the 2017 Employee Stock Purchase Plan
Our Amended ESPP will remain in effect until terminated by the administrator in accordance with the terms of the Amended ESPP. Our board of directors has the authority to amend, suspend, or terminate our Amended ESPP at any time and for any reason.

U.S. Federal Tax Aspects
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended ESPP and is based upon the federal income tax laws in effect on the date of this proxy statement and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code for employees in the United States. The granting of the right to purchase shares under the Amended ESPP has no immediate tax consequence to either the participating employee or us. For tax purposes, employees do not recognize income at the time they purchase stock under the Amended ESPP. If the employee does not dispose of the stock acquired within the later of two years from the date the purchase right was granted and one year from the date the shares were transferred, upon subsequent disposition of the shares the employee will recognize ordinary income to the extent of the lesser of (a) the amount by which the fair market value (i.e., the market price) of the shares at the time the purchase right was granted exceeded the purchase price or (b) the amount by which the fair market value of shares at the time of their disposition exceeded the purchase price. Any further gain will be taxed as a capital gain. We will not be allowed an income tax deduction for shares transferred to an employee under the Amended ESPP if those shares are held for the required period.
If the employee disposes of the stock within the one and/or two-year periods described above, the employee will recognize ordinary income to the extent the fair market value of the shares on the date of purchase exceeded the purchase price. Any further gain will be taxed as a capital gain. We will be allowed an income tax deduction to the extent the employee recognizes ordinary income in such a disposition.
New Amended ESPP Benefits
No awards were issued, and no shares were purchased under the 2017 ESPP following the amendment of the 2017 ESPP. Further, the Amended ESPP does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended ESPP. Because benefits under the Amended ESPP will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Amended ESPP is approved by our stockholders.
Historical Plan Benefits
The following table shows, as to each of our named executive officers and the other individuals and groups indicated, the number of shares of our common stock purchased under the 2017 ESPP from the inception of the 2017 ESPP through the most recent purchase date. On December 3, 2021, the closing price per share of our common stock was $28.35.
Name and position	Number of shares subject to stock awards
Sunny S. Sanyal	6,261
President and Chief Executive Officer
Shubham Maheshwari	2,941
Chief Financial Officer
Brian W. Giambattista	0
Senior Vice President and General Manager, Detectors
Kimberley E. Honeysett	1,208
Senior Vice President, General Counsel and Corporate Secretary
Andrew J. Hartmann	0
Senior Vice President, Medical Global Sales and Marketing
All current executive officers as a group (6 persons)	15,389
All current directors who are not executive officers as a group (6 persons)	0
All current and former employees, including all current officers who are not executive officers, as a group	769,254

Equity Compensation Plan Information
The following table provides information as of October 1, 2021 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
(In thousands, except price per share) Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans(3) (excluding securities reflected in columns (a))
Equity compensation plans approved by security holders	3,891	$28.69	4,349
Equity compensation plans not approved by security holders	—	—	—
Total	3,891	$28.69	4,349

(1)
Consists of stock options, RSUs, and deferred stock units (“DSUs”) granted under the Varex Imaging Corporation 2017 Omnibus Stock Plan and the 2020 Omnibus Stock Plan. Excludes purchase rights under the 2017 ESPP.

(2)
The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and DSUs, which have no exercise price.

(3)
Includes 4,051 thousand shares available for future issuance under the 2020 Omnibus Stock Plan. Also includes 298 thousand shares available for future issuance under the 2017 ESPP, including shares subject to purchase during the current offering period, which commenced on November 1, 2021 (the exact number of which will not be known until the purchase date on April 29, 2022). Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant under the 2017 ESPP on any one purchase date in any offering period, including the current offering period, will not exceed 2,000 shares.

Recommendation of the Board
The Board recommends that you vote “For” the approval of the Varex Imaging Corporation 2017 Employee Stock Purchase Plan, as amended.

PROPOSAL FOUR
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
BOARD RECOMMENDATION VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022
Ratification of Independent Auditors
The Audit Committee has appointed Deloitte as our independent registered public accounting firm to perform the audit of our financial statements for fiscal year 2022, and we are asking you and other stockholders to ratify this appointment.
The Audit Committee, which is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Additionally, the Audit Committee also noted that our Deloitte engagement audit partner is subject to regular rotation. As a matter of good corporate governance, the Board, upon recommendation of the Audit Committee, has determined to submit to stockholders for ratification, the appointment of Deloitte. In the event that a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Four does not ratify this appointment of Deloitte, the Audit Committee will review its future appointment of Deloitte.
We expect that a representative of Deloitte will be present at the Annual Meeting and that such representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Required Vote
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending September 30, 2022 requires an affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Deloitte.

AUDIT COMMITTEE MATTERS
Recent Change in Auditor
As reported on our Current Report on Form 8-K filed on April 1, 2021 (the “Change in Auditor 8-K”), our Audit Committee on March 31, 2021 approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and engaged Deloitte to serve in this role for the fiscal year ending October 1, 2021.
PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 27, 2019 (“fiscal year 2019”) and October 2, 2020 (“fiscal year 2020”) did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During fiscal year 2019 and fiscal year 2020, and in the subsequent interim period through March 31, 2021, there were no disagreements with PwC (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on the financial statements for such years.
During fiscal year 2019 and fiscal year 2020, and in the subsequent interim period through March 31, 2021, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as noted below.
Fiscal Year 2019
As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for fiscal year 2019 filed with the Securities and Exchange Commission on December 20, 2019, the Company identified the following control deficiencies that constituted material weaknesses in the Company’s internal control over financial reporting: (i) ineffective risk assessment process to identify and assess the risks in the Company’s business processes, (ii) ineffective control environment as the Company had an insufficient complement of resources with the requisite knowledge and experience to create the proper environment for effective internal control over financial reporting such that corrective activities to the Company’s internal control over financial reporting are appropriately applied, prioritized, and implemented in a timely manner, (iii) ineffective controls related to accounting for revenue, deferred revenue and related accounts receivable, including maintaining effective business process controls to prevent or detect misstatements in the processing of customer transactions, and the effect of the adoption of and continuous accounting for Revenue from Contracts with Customers, (iv) ineffective controls related to accounting for inventory and cost of revenues, including maintaining effective business process controls to prevent or detect misstatements in the accuracy and valuation of inventory, specifically, ineffective controls related to inventory count procedures, the valuation of inventory at lower of cost and net realizable value and presentation and disclosure of inventory classifications, and (v) ineffective controls over the Company’s financial reporting close process to prevent or detect misstatements in the financial statements, including ineffective business performance monitoring review control over the Company’s international entities, ineffective controls related to elimination of intercompany balances, ineffective controls to identify post-close events which occur before the financial statements are available to be issued, and ineffective controls over the review of the statement of cash flows.
Fiscal Year 2020
As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for fiscal year 2020 filed with the Securities and Exchange Commission on November 30, 2020, the Company identified the following control deficiencies that constituted material weaknesses in the Company’s internal control over financial reporting: (i) ineffective control environment as the Company had an insufficient complement of resources with the requisite knowledge and experience to create the proper environment for effective internal control over financial reporting such that corrective activities to the Company’s internal control over financial reporting are appropriately applied, prioritized, and implemented in a timely manner, (ii) ineffective risk assessment process to identify and assess the risks in the Company’s business processes, (iii) ineffective controls related to accounting for inventory and cost of revenues, including maintaining effective business process controls to prevent or detect misstatements in the existence, accuracy, and presentation and disclosure of inventory, specifically, ineffective controls related to the verification of inventory at third party vendor locations and the presentation and disclosure of inventory classification, and (iv) ineffective controls over the Company’s financial reporting close process to prevent or detect misstatements in the financial statements, including controls related to the elimination of intercompany balances and to ensure appropriate segregation of duties over the preparation and review of journal entries.
The fiscal 2019 material weaknesses related to (i) ineffective controls related to accounting for revenue, deferred revenue and related accounts receivable, including maintaining effective business process controls to prevent or detect misstatements in the processing of customer transactions, and the effect of the adoption of and continuous accounting for Revenue from Contracts with Customers, (ii) ineffective controls related to accounting for inventory and cost of revenues, including maintaining effective business process controls to prevent or detect misstatements in the accuracy and valuation of inventory, specifically, ineffective controls related to inventory count procedures and the valuation of inventory at lower of cost and net realizable value, and (iii) ineffective controls over the Company’s financial reporting close process to prevent or detect misstatements in the financial statements, including ineffective business performance monitoring review control over the Company’s international entities, ineffective controls to identify post-close events which occur before the financial statements are available to be issued, and ineffective controls over the review of the statement of cash flows have been remediated. As of the date of the Change in Auditor 8-K, the remaining fiscal 2019 and fiscal 2020 material weaknesses were unremediated. The subject matter of these reportable events was discussed by the Audit Committee with PwC. The Company has authorized PwC to respond fully to the inquiries of the Company’s newly appointed independent registered public accounting firm concerning the subject matter of the above described reportable events.
During fiscal year 2019 and fiscal year 2020, and the subsequent interim period preceding the dismissal of PwC, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Remediation Efforts of Previously Disclosed Material Weaknesses
Subsequent to the evaluation made in connection with filing our Annual Report on Form 10-K for the year ended October 2, 2020, management, with the oversight of the Audit Committee of the Board of Directors, continued the process of remediating the material weaknesses. During the fiscal year ended October 1, 2021 (“fiscal year 2021”), we completed our plans to remediate these material weaknesses by undertaking the following actions:
•
We invested significantly in the quality of our accounting talent including management, technical, process improvement and financial system roles. Additionally, we implemented programs to: improve our talent acquisition and retention platforms; enhance technical, transactional and control knowledge of our accounting teams; and create a culture of accountability and control. These programs have significantly improved the stability of our global accounting organization.

•
We completed a gap analysis of our key controls. In completing this analysis, we identified areas where new controls were necessary and enhancements to existing controls, policies and procedures needed to be made.

•
We implemented or enhanced controls in the inventory business process over (i) verification of inventory at third party vendor locations and (ii) presentation and disclosure of inventory classification.

•
We implemented or enhanced controls in the financial reporting close process over (i) journal entry posting rights and responsibilities, (ii) appropriate level of segregation of duties and (iii) completeness, accuracy and elimination of intercompany balances.

As a result of these remediation activities and based on the results of the operating effectiveness testing we performed for the new and modified controls, we concluded that the previously reported material weaknesses have been fully remediated as of October 1, 2021.
Policy on Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm
The Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally requested annually and any pre-approval is detailed as to the particular service, which must be classified in one of the four categories of services. The Audit Committee may also, on a case-by-case basis, pre-approve services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence promulgated by the SEC.
Principal Accountant Fees and Services
The following is a summary of the fees for professional services billed (or to be billed) to us by Deloitte, our principal independent registered public accounting firm for fiscal year 2021 and PwC, our principal independent registered public accounting firm for fiscal year 2020. “Deloitte” means (i) Deloitte & Touche LLP, and the other subsidiaries of its parent company, Deloitte LLP, a U.S. member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”); and (ii) any of the other member firms of DTTL and their affiliates that, in case of both (i) and (ii) of this sentence, provide professional services to Varex.
Fee Category	Fiscal Year 2021	Fiscal Year 2020
Audit Fees(1)(3)	$2,651,085	$7,736,876
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(2)	$5,685	$900
Total Fees	$2,656,770	$7,737,776

(1)
Audit Fees.   Consist of fees for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements.

(2)
All Other Fees.   Consist of fees for accessing an online accounting and financial information resource site.

(3)
Change in Principal Auditors.   As previously disclosed, the Company changed its principal independent registered public accounting firm during fiscal year 2021. In addition to the audit fees paid to Deloitte, in fiscal year 2021, the Company paid PwC $1,036,528 in audit fees.

The Audit Committee determined that the provision of the above services, and the fees that we paid for these services, are compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved all services that Deloitte provided in fiscal year 2021 and all services PwC provided in fiscal year 2021 and fiscal year 2020 in accordance with the pre-approval policy discussed above.

AUDIT COMMITTEE REPORT
The Audit Committee (the “Audit Committee”) of the Board of Directors (“Board”) of Varex Imaging Corporation (the “Company”) consists of the four directors whose names appear below. Each member of the Audit Committee meets the definition of “independent director” and otherwise qualifies to be a member of the Audit Committee under Nasdaq listing requirements.
The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually, and did so in the August 2021 Audit Committee meeting.
As required by the charter, the Audit Committee reviewed the Company’s financial statements for fiscal year 2021 and met with management, as well as with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
In addition, the Audit Committee received the written disclosures and letters required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and discussed with members of Deloitte & Touche LLP its independence from management and the Company.
Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal year 2021 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2021.
Furthermore, in connection with the standards for independence promulgated by the Securities and Exchange Commission, the Audit Committee reviewed the services provided by Deloitte & Touche LLP, the fees the Company paid for these services, and whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.
The Audit Committee has selected Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for fiscal year 2022. In doing so, the Audit Committee considered the results from its review of Deloitte & Touche LLP’s independence, including (a) all relationships between Deloitte & Touche LLP and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) Deloitte & Touche LLP’s performance and qualification as an independent registered public accounting firm, and (c) the fact that the Deloitte & Touche LLP engagement audit partner is rotated on a regular basis as required by applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Deloitte & Touche LLP to the stockholders for ratification. In the event that a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter does not ratify this appointment, the Audit Committee will review its future appointment of Deloitte & Touche LLP.
Christine A. Tsingos (Chair)
Jocelyn D. Chertoff
Jay K. Kunkel
Ruediger Naumann-Etienne

STOCK OWNERSHIP
Beneficial Ownership of Certain Stockholders, Directors and Executive Officers
This table shows as of December 3, 2021: (1) the beneficial owners of more than five percent of our common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (2) the number of shares each director, each nominee for director and each NEO and all directors, nominees for director and executive officers as a group beneficially owned, as reported by each person. Except as otherwise indicated, the address of each is 1678 S. Pioneer Road, Salt Lake City, Utah 84104. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted, each person has sole voting and investment power over the shares shown in this table. For each individual and group included in the table below, the percentage ownership is calculated by dividing the number of shares beneficially owned by the person or group, which includes the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 3, 2021 by the sum of the 39,574,527 shares of common stock outstanding on December 3, 2021, plus the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 3, 2021.
	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned(16)	Percent of Class
Stockholders
Blackrock, Inc.(1)	6,504,754	15.1%
55 East 52nd Street, New York, NY 10055
The Vanguard Group, Inc.(2)	3,918,975	10.3%
100 Vanguard Blvd., Malvern, PA 19355
Shapiro Capital Management LLC(3)	3,846,484	10.0%
3060 Peachtree Road, Suite 1555 N.W., Atlanta, GA 30305
Wells Fargo & Company(4)	2,050,456	5.2%
420 Montgomery Street, San Francisco, CA 94163
Jocelyn D. Chertoff, M.D.(5)	20,257	*
Brian W. Giambattista(6)	81,140	*
Timothy E. Guertin(7)	4,840	*
Andrew Hartmann(8)	67,417	*
Kimberley E. Honeysett(9)	108,388	*
Jay K. Kunkel(10)	20,718	*
Shubham Maheshwari(11)	59,941	*
Ruediger Naumann-Etienne, PhD(12)	40,053	*
Walter M Rosebrough, Jr.(13)	28,861	*
Sunny S. Sanyal(14)	1,051,174	2.7%
Christine A. Tsingos(15)	20,718	*
All directors, nominees for director and executive officers as a group (12 persons)	1,503,507	3.8%

*
The percentage of shares of common stock beneficially owned does not exceed one percent of the shares of common stock outstanding at December 3, 2021.

(1)
Based on a Schedule 13G/A filed on January 25, 2021, Blackrock, Inc. has sole power to vote 6,395,490 of these shares and sole power to dispose of 6,504,754 of these shares.

(2)
Based on a Schedule 13G/A filed on February 10, 2021, The Vanguard Group, Inc. has shared power to vote 36,549 of these shares, sole power to dispose of 3,851,916 of these shares, and shared power to dispose of 67,059 of these shares.

(3)
Based on a Schedule 13G filed on October 7, 2021, Shapiro Capital Management LLC has sole power to vote 3,152,669 of these shares, shared power to vote 693,815 of these shares, and sole power to dispose of 3,846,484 of these shares.

(4)
Based on a Schedule 13G filed on February 11, 2021, Wells Fargo & Company has sole power to vote 313,894 of these shares, shared power to vote 352,230 of these shares, sole power to dispose of 313,894 of these shares, and shared power to dispose of 1,736,562 of these shares.

(5)
Amount shown includes 11,258 DSUs that have vested but that are subject to deferred distribution.

(6)
Amount shown includes 79,029 shares that may be acquired under exercisable stock options.

(7)
Amount shown includes 4,840 DSUs that have vested but that are subject to deferred distribution.

(8)
Amount shown includes 61,823 shares that may be acquired under exercisable stock options.

(9)
Amount shown includes 104,659 shares that may be acquired under exercisable stock options. Also includes 195 shares held in a trust of which Ms. Honeysett is the trustee.

(10)
Amount shown includes 11,258 DSUs that have vested but that are subject to deferred distribution.

(11)
Amount shown includes 57,000 shares that may be acquired under exercisable stock options.

(12)
Amount shown includes 14,000 DSUs that have vested but that are subject to deferred distribution.

(13)
Amount shown includes 14,000 shares held in a trust of which Mr. Rosebrough is the trustee and 11,258 DSUs that have vested but that are subject to deferred distribution.

(14)
Amount shown includes 977,548 shares that may be acquired under exercisable stock options.

(15)
Amount shown includes 11,258 DSUs that have vested but that are subject to deferred distribution.

(16)
Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the number of shares of common stock owned, and options exercisable within 60 days of December 3, 2021. This table does not include (i) unvested grants of restricted stock units and performance-based stock options for our executives or (ii) unvested deferred stock units for our non-employee directors, both of which are disclosed in the Compensation Discussion and Analysis Section of this Proxy Statement.

Delinquent Section 16(a) Reports
Under U.S. securities laws, directors, certain officers, and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, except as set forth in the following sentence, we believe that each person who at any time during the 2021 fiscal year was a director or an executive officer or held more than 10% of our common stock filed the required reports on time in fiscal year 2021. Mr. Hartmann filed a Form 4 that was due on August 17, 2021 on August 18, 2021, pursuant to which he reported (i) the vesting of certain RSUs, and (ii) the related share withholding to cover taxes, which, in each case, occured on August 13, 2021.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Background
The discussion in this section provides an overview of, and describes details regarding, the compensation programs for our NEOs and Board in fiscal year 2021. It includes a discussion of our business highlights, philosophy and governance, along with actual and target compensation received.
For 2021, the Compensation Committee approved:
•
a long-term incentive (LTI) program comprised of time-based RSUs (50%) and performance-based stock options (50%); and,

•
an annual cash incentive plan that incorporated the financial measure of earnings before interest (“EBIT”) of the Company as well an assessment of pre-determined individual strategic goals. For solution line executives, the annual cash incentive plan also incorporates the contribution margin of each executive’s solution or business line.

The Compensation Committee believes this program incentivizes the NEOs to manage the business and take actions that will increase the market valuation of the Company over the long term.
Business Highlights
Fiscal year 2021 was a successful year for Varex, despite what turned out to be a very challenging and dynamic environment. The ongoing impact of COVID-19 continued to create challenges for our business and operations. While demand for many of our products recovered to pre-pandemic levels and our business continued to grow, we continued to experience logistic, supply chain and manufacturing challenges. We expect these challenges to continue into fiscal year 2022, but we will continue to take action to mitigate the effects of these challenges.
Capital Structure
During fiscal 2021, we continued to lower our net leverage, with net debt to adjusted EBITDA ending the year at 2.5x and meeting our goal of bringing our net leverage ratio below 3x. This was accomplished through continued improvement in profitability and strong cash flow. During the fiscal fourth quarter of 2021, we redeemed $30 million of our $300 million 7.875% senior secured notes due in 2027.
China
China continues to be a strong market for us with sales of $111 million, growing over 30% compared to the prior year. In fiscal year 2021, the China market represented 14% of our total company revenues. Our local Chinese Original Equipment Manufacturers (“OEM”) customers have continued to successfully bring new CT systems to market. Strong sales of CT systems by local Chinese manufacturers led to a significant increase in the number of CT tubes that we shipped to China in fiscal year 2021 over the prior fiscal year.
New Products
Our R&D teams have been actively engaged with our customers during fiscal year 2021 with new product development efforts.
•
During the fiscal fourth quarter of 2021, we launched the LUMEN 4336W detector with an IP68 rating, which provides for significantly increased water resistance. This can help with cleaning and disinfection, which has become an even larger area of focus during the global pandemic. This detector is part of a new platform, which offers other advanced capabilities as well as increased durability and ease of use for end users. With COVID-19 continuing to be a problem globally, we believe these detectors will be well received by OEMs and healthcare providers.

•
We continued to commercialize our Z Platform (re-launched as AZURE at RSNA 2021) digital detectors. Our first new product is approaching formal product launch, with two more following soon after.

•
We continued to make progress with our nanotube technology development through our joint-venture, VEC Imaging.

•
Lastly, during the fiscal fourth quarter of 2021, we completed the acquisition of the outstanding minority interest in Direct Conversion, reflecting our continued belief in the potential for photon counting detector technology.

Financial Results
Our financial results for fiscal year 2021 included:
•
Revenues increased to $818 million from $738 million in the prior year. Medical revenues increased by 33% and Industrial revenues increased by 34% from the prior year. The Medical segment represented 79% of total company revenues and the Industrial segment represented 21%.

•
Year over year, we experienced robust sales from CT products while strong growth in other products for other medical modalities increased to pre-COVID-19 levels or better, including mammography, oncology, fluoroscopy, dental and radiography. Industrial product sales saw strong demand for digital detectors for non-destructive inspection in several of our industrial verticals, including battery inspection, while demand for imaging products for security screening at ports and borders, as well as baggage screening at airports, continued to be soft.

•
For fiscal year 2021, we had GAAP net earnings of $17 million, or $0.43 per diluted share.

•
We ended fiscal year 2021 with cash and cash equivalents of $145 million. For the fiscal year, we had cash flow from operations of $93 million. Our total debt outstanding was $481 million compared to $511 million at the end of the prior fiscal year.

2021 Say-on-Pay Advisory Vote on Executive Compensation
At our 2021 Annual Meeting of Stockholders, approximately 87% of the votes cast in the “say-on-pay” advisory vote were “FOR” approval of our proposal. We value this positive endorsement by our stockholders of our 2020 executive compensation policies and believe that the outcome signals our stockholders’ support of our compensation program. Consequently, based on these say-on-pay results, we largely continued our general approach to compensation for fiscal year 2021, including our pay for performance philosophy and our efforts to attract, retain, and motivate our named executive officers. However, as dicussed below, we have made certain revisions to our short-term incentive plan for fiscal year 2022 to focus on company-wide profitability and create alignment among our executive officers.
Philosophy of Our Executive Compensation Programs
The Compensation Committee believes that attracting, motivating, and retaining a team of high-performing executives is critical to advancing the interests of stockholders. To promote these objectives, the Compensation Committee is guided by the following principles in developing our executive compensation program and in making pay decisions:
•
Key Talent.   The pay program should enable the Company to attract and retain individuals with the background, experience, and talent required to lead the development and successful implementation of the Company’s business strategy.

•
Pay for Performance.   A significant proportion of total compensation should be at risk for achievement of annual operating and strategic goals and for long-term value creation for stockholders.

•
Stockholder Alignment.   Long-term incentives should be awarded in the form of Company equity to directly align executive interests with those of stockholders.

•
Long-term Performance Orientation.   The mix of incentives should place emphasis on long-term sustainable growth and profitability in line with stockholder interests.

•
Total Compensation Context.   Pay decisions should be made in the context of total compensation relative to pay practices of competitors for key talent and in consideration of individual performance, experience, knowledge, and internal parity among peers.

The Compensation Committee believes that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals and in terms of stockholder value creation. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size operating in our industry, taking into account our relative performance and our own strategic goals. Our Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation, but views each element as related but distinct.
Program Overview
This Compensation Discussion and Analysis section focuses on the following executives who were our NEOs for fiscal year 2021:
Name	Title
Sunny S. Sanyal	President and Chief Executive Officer
Shubham Maheshwari	Chief Financial Officer
Kimberley E. Honeysett	Senior Vice President, General Counsel and Corporate Secretary
Brian W. Giambattista	Senior Vice President and General Manager, Detectors
Andrew J. Hartmann	Senior Vice President, Medical Global Sales and Marketing
Each program component and the rationale for it are highlighted below:
Component	Purpose and Role
Base salary	• Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled senior executives.
• Recognize sustained performance, capabilities, job scope, experience, and internal pay equity.
Annual cash incentives	• Motivate and reward achievement of annual financial results that drive stockholder value.
• Reward achievement of strategic goals that provide the foundation for future growth and profitability.
Performance-based stock options	• Align executives with stockholders on gains in equity value (exercise price is set 10% higher than our closing stock price on the date of grant).
• Encourage retention and long-term performance through time-based vesting over four years.
Restricted stock units	• Align the interest of executives with those of our stockholders as the value of restricted stock units is tied to our stock price.
• Encourage executive retention and long-term performance through time-based vesting over four years.
Executive benefits and perquisites	• Provide the same 401(k) and other benefits as non-executive employees.
• Provide a competitive retirement benefit by allowing executives to defer compensation pursuant to a non-qualified deferred compensation plan.

Pay for Performance
Our executive compensation programs are heavily weighted towards variable compensation that provides a direct link between corporate performance, stockholder value creation, and pay outcomes for our executives. Our programs also tie pay outcomes to the achievement of key strategic objectives that we believe will drive longer-term value to stockholders. The Compensation Committee regularly assesses our programs to ensure they are aligned with the Company’s evolving business strategy and are effective in supporting the Company’s talent needs.
•
Compensation Mix.   The target total direct compensation (“Target TDC”) of our NEOs is comprised of three elements: base salary, target annual cash incentive opportunity, and the grant date fair value of long-term equity-based incentives (“LTIs”). As illustrated by the segments in the following graphs, 86% of the Target TDC of our Chief Executive Officer was at-risk and/or performance based in the form of annual cash incentives and LTIs. For our other NEOs as a group on average, 65% of their Target TDC was at-risk and/or performance based.

•
Use of rigorous performance goals in our annual incentive plan.   Target objectives are set at the beginning of the fiscal year to be challenging, but attainable with solid performance in more typical economic times. Establishing financial goals at the beginning of fiscal year 2021 was particularly challenging considering the ongoing economic uncertainty related to the COVID-19 global pandemic. For this reason, in November 2020, first half financial goals were set with the intention of setting new goals in May 2021 for the second half of the fiscal year. As a result of our strong financial performance in fiscal year 2021, and consistent with our pay for performance philosophy, executives earned between 149% and 150% of their target annual cash incentive awards (150% for the Chief Executive Officer and 150% on average for all other NEOs). Financial performance significantly exceeded expected performance in the first half of the year and also in the second half of the year, even against more rigorous second half goals.

•
50% of LTI value granted in the form of performance-based stock options.   For 2021, the LTI program was comprised of time-based RSUs (50%) and performance-based stock options (50%). The performance-based stock options have an exercise price that is 10% higher than our closing stock price on the date of grant, thus requiring achievement of a 10% stock price increase before the stock options begin to have realizable value to the executives, subject to additional service-based vesting conditions.

•
Our CEO’s annualized Target TDC increased by 5% over the five-year period we have been public.    Target TDC is annualized in the table below to normalize for the partially front-loaded LTI program that was in place from fiscal 2017 through fiscal 2019 (additional details are provided below).

	Fiscal Year
($000)	2017	2018	2019	2020	2021	FY21 vs. FY17
Target TDC	$5,856	$3,345	$3,345	$4,365	$4,365
Annualized Target TDC(1)	$4,155 (1)	$4,195 (1)	$4,195 (1)	$4,365	$4,365	5%

(1)
Annualizes fiscal years 2017, 2018, and 2019 equity component of TDC (i.e.,period of partially front-loaded equity program).

As additional context behind the annualization of value in the figures above, our current annual LTI strategy is reflected in our LTI program that started in fiscal year 2020 and continued in fiscal year 2021. Prior to fiscal year 2020, we had in place a three-year program covering awards made in fiscal years 2017 through 2019 (the “Fiscal 2017 through 2019 LTI Program”). The program included a partially front-loaded equity grant strategy, whereby: 1) the Compensation Committee established guideline annual equity values for each NEO; 2) fiscal year 2017 equity grants included the fiscal year 2017 guideline value plus 30% of fiscal year 2018 and fiscal year 2019 guideline values; and 3) fiscal year 2018 and fiscal year 2019 equity grants were offset by the portion of front loaded grants made in fiscal year 2017 so that the cumulative awards made over the three year period were equal to three times the average annual guideline value. Over the three years in total, the resulting equity award mix was approximately 63% stock options and 37% RSUs. All awards were granted under the Company’s 2017 Stock Plan. The Fiscal 2017 through 2019 LTI Program is illustrated as follows:
Illustration of Fiscal 2017 – 2019 LTI Program
•
Use of Strategic Goals.   For fiscal year 2021, achievement of individual strategic goals represented 25% of the annual cash incentive opportunity for our executive officers. We believe this is a useful method for rewarding achievement of key milestones in the implementation of our strategies. The Compensation Committee carefully evaluates management’s accomplishments relative to our key strategic goals.

•
Alignment of pay and stockholders’ returns.   The Compensation Committee carefully structures the compensation program to achieve alignment with stockholder interests, while providing target pay opportunities that are competitive with the market and appropriate to the specific contributions of each executive. Because 86% of our Chief Executive Officer’s Target TDC is tied to the achievement of operating results and share price performance, it is valuable to assess the pay that is realized compared to the pay opportunity. Our NEOs’ Target TDC for fiscal year 2021, which includes short-term incentives and the intrinsic value of LTIs granted in fiscal year 2021 as of the end of fiscal year 2021, was slightly lower than their fiscal year 2021 Target TDC. While the short-term incentive value realized and RSU value exceeded the targets levels as of the end of the year, the value of the performance stock options was lower that the target grant value. This reflects the long term nature of the LTIs and particularly, the performance stock options that are granted with an option price 10% above the Company’s stock price on the date of the grant as their value is realized over the entire vesting period rather than in the first year of the grant. Below is the illustration of Target TDC as compared to realized total direct compensation, which we believe demonstrates alignment with stockholders.
	Fiscal Year 2021 Realized TDC(1)											Difference
Name	Salary Paid	+	Actual Annual Incentive	+	Option Value	+	RSU Value	=	Total	FY 2021 Target TDC(2)	=	($)	(%)
Sunny S. Sanyal	$637,360		$956,040		$584,144		$1,938,353		$4,115,897	$4,364,700		$(248,803)	(6)%
Shubham Maheshwari(3)	$460,000		$448,500		$11,091		$210,863		$1,130,454	$1,133,968		$(3,514)	(0)%
Kimberley E. Honeysett	$349,493		$262,500		$99,246		$329,327		$1,040,566	$1,049,229		$(8,663)	(1)%
Brian W. Giambattista	$349,513		$262,135		$99,246		$329,327		$1,040,221	$1,049,259		$(9,038)	(1)%
Andrew J. Hartmann	$349,520		$260,964		$99,246		$329,327		$1,039,057	$1,049,269		$(10,212)	(1)%

(1)
Fiscal year 2021 Realized TDC is the sum of salary paid, annual cash incentive earned, and the intrinsic value of stock options and RSUs granted in fiscal year 2021 based on the closing share price on October 1, 2021 ($28.58).

(2)
Fiscal year 2021 Target TDC is the sum of salary paid, target annual incentive, and the grant value of long-term incentives.

(3)
In accordance with the terms of his offer letter, Mr. Maheshwari was not eligible for an annual fiscal year 2021 equity award. He was eligible and received equity upon his relocation to the Salt Lake City area in May 2021 with a grant date value of $375,000 that consisted of 50% performance-based options and 50% RSUs.

Key Changes for Fiscal Year 2022 Compensation and Governance Programs
For fiscal year 2022, our short-term incentive plan will utilize one financial measure for all named executive officers: EBIT. Business unit contribution margin will no longer be used as a financial measure for Messrs. Giambattista and Hartmann to align the full executive group to focus on Company-wide profitability. The plan will revert back to our traditional approach of establishing a twelve-month measurement period for the financial metric as opposed to the two six-month measurement periods used for 2021. We believe a twelve-month measurement period will allow appropriate thresholds to be set at the beginning of the fiscal year, even though certain economic challenges remain from the ongoing global COVID-19 global pandemic and supply chain issues. Another change to the short-term incentive plan design is the elimination of individual goal achievement as an independent measure. The individual achievement goals will be a modifier of the financial goal achievement. As a result, bonus levels will be measured 100% on financial goal achievement (EBIT), with a modifier based on the achievement of individual goals during the year utilized to adjust the amounts calculated based on EBIT. We believe a team focus on EBIT will create alignment among our executives, while the individual achievement modifier will recognize personal performance.
In addition, the Compensation Committee has determined that, as the Company has matured, total direct compensation for executives should generally be reflective of the market in terms of mix and relative size of base salary, annual cash incentive, and long-term equity incentives. In general, an executive with median skill, experience and performance who is meeting expectations would have a base salary and Target TDC within a reasonable range of the median of the market for the position (with potential adjustment for internal equity with comparable internal peers). This is a change from the prior compensation philosophy of total direct compensation being relatively heavy on long-term incentives and lighter on base salary and annual cash incentives versus market practice during the first several years of the Company being public.

Executive Compensation Practices Highlights
A number of practices strengthen the alignment of our executive compensation program with the interests of our stockholders:
What we do		What we do not do
✓	Independent Compensation Committee	×	Routinely target pay above market median
✓	Independent compensation advisor	×	Provide golden parachute tax gross ups
✓	NEOs employed “at will”	×	NEO employment contracts
✓	Robust CEO & NEO stock ownership guidelines	×	Permit directors and NEOs to engage in common stock margining, pledging, or hedging
✓	Clawback policy that applies to our annual cash incentive plan and equity incentive plan	×	Provide excessive NEO perquisites
✓	Require NEOs to sell Company stock in the public market through a 10b5-1 trading plan	×	Reprice and repurchase options
✓	Annual compensation review and risk assessment	×	Egregious pension/supplemental NEO retirement plan payouts
✓	Annual stockholder “Say-on-Pay” vote	×	Provide for a liberal change in control definition in individual contracts or equity plans which could result in payments to NEOs without an actual change in control occurring
✓	Award 50% of LTI value in performance-based option awards	×	Change in control severance payments without involuntary job loss or substantial diminution of duties
✓	Place caps on maximum payouts from our annual cash incentive plan	×	Excessive severance/change in control provisions that provide cash payments exceeding two and a half times base salary plus target/average/most recent bonus
✓	Annual review of succession plan
How We Make Compensation Decisions
Role of the Compensation and Human Capital Management Committee.
The Compensation Committee oversees the development and administration of our executive compensation programs, including the underlying philosophy and related policies. The Compensation Committee’s responsibilities include:
•
determining the compensation and performance goals for our Chief Executive Officer after meeting with its independent advisors and discussing with the other independent members of the Board,

•
collaborating with the CEO to develop the compensation and performance goals for our other Section 16 Officers (as so designated by the Company under Rule 16a-1(f) of the Exchange Act) and vice presidents reporting to the Chief Executive Officer,

•
determining a market peer group to ensure our executive compensation programs are competitive,

•
performing an annual risk assessment of our executive compensation programs, and

•
assessing our executive compensation programs annually to ensure that they are well aligned with the Company’s evolving business strategy and are effective in supporting its talent needs.

Role of the Chief Executive Officer.   The Chief Executive Officer makes recommendations to the Compensation Committee as requested on incentive plan design, financial and strategic performance goals, performance and compensation for other executives, and management transitions and succession. The Chief Executive Officer does not make recommendations regarding his own compensation or Board compensation.

Role of the Independent Compensation Consultant.   The Compensation Committee retained FW Cook, a nationally-recognized independent compensation consulting firm, to advise on certain compensation matters. FW Cook does not provide other services to the Company or the Company’s management.
FW Cook advised the Compensation Committee with respect to fiscal year 2021 compensation trends and best practices, competitive pay levels, equity grant practices and competitive levels, peer group data, incentive plan design, and relevant Proxy Statement disclosure.
The Compensation Committee has determined that FW Cook is independent, and the services provided by FW Cook during fiscal year 2021 did not raise any conflict of interests. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable listing standards.
Setting Executive Compensation.   Generally, in determining base salary, target annual incentives and guidelines for long-term equity awards, the Compensation Committee considers several factors including, but not limited to the executive’s:
•
role, including the scope and complexity of responsibilities;

•
experience and capabilities;

•
contributions or responsibilities below or beyond the typical scope of the role;

•
individual performance and internal equity; and

•
competitive compensation opportunities as reflected in compensation provided by our peers and other competitors for similar executive talent.

Peer Group and Market Analysis.   The Compensation Committee uses a compensation peer group to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee reviews executive pay relative to the median pay of comparable positions in peer group companies and, as appropriate, compensation survey data. The Compensation Committee’s independent compensation consultant reviews the companies in the peer group annually and proposes changes in response to mergers and acquisitions, significant movements in revenues or market capitalization, and revised business strategies. For the peer group developed during fiscal year 2020 and used as context for fiscal year 2021 pay decisions, the Compensation Committee approved the removal of Coherent, Integer, Novanta, NuVasive and Wright Medical from the prior year peer group and the addition of Kimball, Lantheus, Methode Elec and Vishay (marked with an asterisk in the table below). The peer group companies compete in the healthcare equipment and supplies, life sciences tools and services, and electronic equipment instruments and components industries that the Compensation Committee believes reflect the competitive market for executive talent similar to that required by the Company.
Angio Dynamics, Inc.	Merit Medical Systems, Inc.
CONMED Corporation	Methode Elec.*
CyroLife	MTS Systems Corporation
CTS Corporation	Natus Medical Incorporated
KEMET Corporation	Orthofix Medical Inc.
Kimball Elec.*	OSI Systems, Inc.
Lantheus*	Rogers Corporation
Luminex Corporation	Vishay Precision*

*
New to the peer group.

At the time the peer group was selected, Varex had annual revenue (based on the most recent four quarters) and market capitalization (as of May 20, 2020) near the median of the peer group. Further detail on the peer group is as follows:

		Peer Group
Company Scope	Varex	25P	Median	75P
Revenue ($M)	796	349	674	1,020
Market Capitalization at time of selection ($M)	690	467	789	1,477
Fiscal Year 2021 Compensation Program and Pay Decisions
Base Salaries.   The Compensation Committee reviews the base salaries of our NEOs annually but primarily adjusts salaries in recognition of significant increases in position responsibilities, demonstrated capabilities, and sustained individual performance. Gaps in internal pay equity or external pay competitiveness are also considered. For fiscal year 2021, the NEOs did not receive base salary increases other than a 0.6% increase for Ms. Honeysett, for equity purposes, which was effective as of December 26, 2020. Fiscal year 2021 base salaries were as follows:
Name	Fiscal Year 2021 Base Salary
Sunny S. Sanyal	$637,360
Shubham Maheshwari	$460,000
Kimberley E. Honeysett	$350,000
Brian W. Giambattista	$349,513
Andrew J. Hartmann	$349,520
Annual Cash Incentives.   Our NEOs receive annual incentives through our Management Incentive Plan (“MIP”), which rewards our executive officers for the achievement of predetermined annual financial and strategic goals. On November 20, 2020, the Compensation Committee set the fiscal year 2021 performance goals under the MIP for the NEOs and certain other executive officers. For fiscal year 2021, the Compensation Committee established a pool of funds equal to 4.0% of our fiscal year 2021 EBIT results (the “MIP Bonus Pool”) to be available for annual cash incentives under the MIP to the executive officers. The Compensation Committee retained negative discretion to pay each of these executive officers less than their corresponding maximum share of the MIP Bonus Pool based on the financial performance measures, team and individual strategic goals summarized below. The corresponding maximum share of the MIP Bonus Pool was the lesser of two times the target participation level of each executive officer under the MIP or a specified percentage of the MIP Bonus Pool, which is defined in the table below for each NEO.
The Compensation Committee sets individual incentive opportunities, expressed as a percentage of each individual’s salary, prior to the commencement of the fiscal year corresponding with each individual’s position and responsibilities with the Company and competitive pay practices. The target incentive opportunities are reviewed by the Compensation Committee, in consultation with its independent compensation consultant. There were no changes to the target incentive opportunity percentages for fiscal year 2021 from fiscal year 2020.
		MIP Target		MIP Maximum (lesser of the following)
Name	Base Salary	% of Base Salary	Amount	% of Base Salary	As a % of MIP Bonus Pool
Sunny S. Sanyal	$637,360	100%	$637,360	150%	29%
Shubham Maheshwari	$460,000	65%	$299,000	97.5%	19%
Kimberley E. Honeysett	$350,000	50%	$175,000	75%	14.5%
Brian W. Giambattista	$349,513	50%	$174,756	75%	14.5%
Andrew J. Hartmann	$349,520	50%	$174,760	75%	—(1)

(1)
At the time the maximum MIP Bonus Pool was established, no maximum percentage of the MIP Bonus Pool was set for Mr. Hartmann because he had not yet been designated as an executive officer.

For fiscal year 2021, 75% of the MIP opportunity was based on financial measures and 25% was based on individual strategic goals. The financial portion had potential funding of between 0% and 150% of target and the individual portion had potential funding of between 0% and 200% of target, with final total payout capped at 150% of target. For fiscal year 2021, for corporate executives (Messrs. Sanyal, Maheshwari, and Ms. Honeysett), the 75% financial portion was determined by metrics based on overall company performance (EBIT), and for solution and business line executives (Messrs. Giambattista and Hartmann), the 75% financial portion was determined 66.7% by metrics based on overall company performance and 33.3% by metrics related to each executive’s solution or business line. The individual strategic portion is determined based on achievement of pre-established individual goals. The mechanics for calculating the fiscal year 2021 MIP awards was as follows:
Fiscal Year 2021 MIP Framework
Financial Portion — On November 20, 2020, the Compensation Committee set the fiscal year 2021 financial performance goals under the MIP for the NEOs and other officers reporting directly to our CEO, as well as for our Chief Accounting Officer. For fiscal year 2021, the Compensation Committee selected EBIT as the financial performance measure applicable to overall Company performance because it believed that this measure drives our stock market value. As noted above, Messrs. Giambattista and Hartmann also had metrics related to their solution or business line. For these metrics, the Compensation Committee selected solution or business line contribution margin (gross margin less research and development costs) because it believed that, due to fiscal year 2021 strategy and market conditions, these were the best measures of financial success at the solution or business line level. As noted elsewhere, the specific financial goals were split between first half goals established by the Committee in November 2020 and second half goals established by the Committee in May 2021. Each of these metrics was subject to adjustment provisions adopted by the Compensation Committee at the time the MIP goals were set.
The payout percentages for the financial metrics were determined in accordance with the tables below. Results between indicated levels in the table are interpolated on a straight-line basis.
Fiscal Year 2021 First Half Financial Goals Attainment
Measure ($M)	Min	Target	Maximum	Result
First Half EBIT $	$12.0	$24.5	$30.5	$37.3
% of Financial Target	50%	100%	125%	152%
% of Bonus Target	30%	100%	150%	150%
Second EBIT $	$40.8	$48.0	$55.2	$62.0
% of Financial Target	50%	100%	125%	129%
% of Bonus Target	30%	100%	150%	150%
Full year Payout Percentage:				150%

*
As noted above, calculation of actual performance was subject to certain pre-approved adjustments, including the impact of implementing new or changed accounting rules, restructuring charges, acquisition related expenses, and unbudgeted impacts from tariffs.

Fiscal Year 2021 Solution Line Financial Goals Attainment
Segment / Solution Line Financial Objectives
	First Half FY21 Contribution Margin ($M)
Name	Min (30% Payout)	Target (100% Payout)	Max (200% Payout)	First Half FY 21 Result	% Financial Target Attainment	% Bonus Target Earned
Brian W. Giambattista	*	*	*	*	127%	150%
Andrew J. Hartmann	*	*	*	*	112%	125%
% of Financial Target	50%	100%	125%
% of Bonus Target	30%	100%	150%
	Second Half FY21 Contribution Margin ($M)
Name	Min (30% Payout)	Target (100% Payout)	Max (200% Payout)	First Half FY 21 Result	% Financial Target Attainment	% Bonus Target Earned
Brian W. Giambattista	*	*	*	*	120%	150%
Andrew J. Hartmann	*	*	*	*	106%	120%
% of Financial Target	50%	100%	125%
% of Bonus Target	30%	100%	150%
Full Year
Name	% Bonus Target Earned
Brian W. Giambattista	150%
Andrew J. Hartmann	122.5%

*
Due to potential competitive harm, we do not disclose the solution and business line goals that were applicable to 50% of the financial portion of the MIP for Messrs. Giambattista and Hartmann. The goals were rigorous and were considered difficult to achieve at the time they were set.

Fiscal Year 2021 Payouts —
The Compensation Committee evaluated the performance of Mr. Sanyal, considering the applicable financial and individual achievements, and determined his award in its sole discretion. Mr. Sanyal’s individual goals were related to improving forecasting accuracy, improving the company’s debt levels, regulatory compliance and improving employee engagement. The Committee met in executive session for this evaluation and then reviewed their recommendation for Mr. Sanyal with the full Board.
Mr. Sanyal submitted recommendations for each of the other NEOs based on the achievement of the respective corporate and solution line financial goals for fiscal year 2021 compared to the thresholds set by the Compensation Committee and based on the scoring of the individual goals of the MIP.
Mr. Maheshwari’s individual goals were related to improving forecasting accuracy, improving the company’s debt levels, regulatory compliance and improving employee engagement. Ms. Honeysett’s individual goals related to improving operational efficiency by developing an ESG program, further developing an ethical compliance program, continuing tariff cost saving measures, simplifying the corporation’s subsidiary structure and improving employee engagement. Mr. Giambattista’s individual goals related to inventory reduction, cost of product failure reduction, direct material cost reduction, new product development, and improving employee engagement. Mr. Hartmann’s individual goals related to signing new contracts for new technologies, reducing administrative expense, reducing shipping costs and improving employee engagement.
Final determination of awards was made by the Compensation Committee, with payouts as calculated in the following table:
	FY21 MIP Weightings (% Total Opportunity)			FY21 MIP Funding (Unweighted % of Target)
	Financial		Qualitative	Financial		Qualitative	Base	FY21 Target		FY21 MIP
	(a)	(b)	(c)	(d)	(e)	(f)	Sal	Incentive		Payout
Name	Corporate	Solution Line	Scorecard × Individ.Mult.	Corporate	Solution Line	indiv. Scorecard	($000)	(% Sal.)	($000)	% Target	($000)
Sunny S. Sanyal	75.0%		25.0%	150%		150%	$637	100%	$637	150%	$956
Shubham Maheshwari	75.0%		25.0%	150%		150%	$460	65%	$299	150%	$449
Kimberley E. Honeysett	75.0%		25.0%	150%		193%	$350	50%	$175	150%	$263
Brian W. Giambattista	50.0%	50.0%	25.0%	150%	150%	160%	$350	50%	$175	150%	$262
Andrew J Hartmann	50.0%	50.0%	25.0%	150%	122.5%	175%	$350	50%	$175	149%	$261
Long-Term Incentive Compensation.   An important objective of our compensation program is aligning the interests of our executive officers with those of our stockholders. To accomplish this objective, we tie a significant portion of the total compensation of executive officers to our long-term stock performance through the grant of equity awards. We believe that equity compensation helps motivate executive officers to drive long-term profitable growth because they will be rewarded with increased equity value and also assists in the retention of executive officers who may have significant value in unvested equity awards.
In fiscal year 2021, annual equity grant values were near median market levels, consistent with the fiscal year 2020 grants. The fiscal year 2021 LTI is composed of 50% RSUs and 50% performance-based stock options. The performance-based (premium priced) stock options have a strike price set 10% above the Company’s stock price on the applicable grant date. We believe the performance-based stock options, together with RSUs provide a strong balance incentivizing financial performance and growth, while also supporting executive retention.
Annual LTI grant values utilize a dollar grant value, as opposed to a percent of salary, and are determined together with total direct compensation, considering competitive market positioning and internal equity.
The performance-based stock options granted to the NEOs in fiscal year 2021 have up to ten-year terms and vest over four years, with 25% of the stock options vesting one year after grant and the remainder vesting in equal monthly increments over the following 36-month period.
The RSUs granted to the NEOs in fiscal year 2021 vest over four years, with 50% vesting on the second anniversary and the remaining 50% vesting on the fourth anniversary of the grant date to further encourage retention.
Vesting of the stock options and RSU awards will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or good reason in connection with a change of control. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed or continued.
The fiscal year 2021 LTI awards are summarized in the table below. The grants were made under the Company’s 2020 Stock Plan. The grant date fair value of each award was determined using the Black-Scholes model for stock options and was based on the closing price of the Company’s common stock on the date of grant for RSUs. Additional information about equity awards granted in fiscal year 2021 is provided below in the Grants of Plan-Based Awards table.

	Fiscal Year 2021 LTI Grant Value
Name	Stock Options	+	RSUs	=	Total
Sunny S. Sanyal	$1,544,995		$1,544,985		$3,089,980
Shubham Maheshwari(1)	$187,493		$187,475		$374,968
Kimberley E. Honeysett	$262,495		$262,494		$524,989
Brian W. Giambattista	$262,495		$262,494		$524,989
Andrew J. Hartmann	$262,495		$262,494		$524,989

(1)
In accordance with his employment offer letter, Mr. Maheshwari was not eligible to recieve a fiscal year 2021 equity award. The grants displayed are equity awards granted in May 2021 upon his relocation to the Salt Lake City area, pursuant to his employment offer letter.

Other Elements of Executive Compensation.   Because our philosophy is to emphasize pay for performance, we provide retirement, group benefits and perquisites of relatively minor value to our executives.
Deferred Compensation Plan.   NEOs and other highly compensated U.S. employees may make voluntary contributions to the Varex Imaging Corporation 2016 Deferred Compensation Plan (the “DCP”), which is a standard management benefit plan offered by many public companies. The Company currently does not contribute into the DCP.
Group Benefits and Other Perquisites.   Our NEOs are eligible to participate in the same employee benefit plans and on the same basis as all other Company employees. Such benefit plans include group medical, dental, vision, long-term disability, life insurance, 401(k) and ESPP. In addition, the Chief Executive Officer and the Chief Financial Officer can be reimbursed for financial counseling expenses of up to $10,000 and other NEOs up to $7,500, which we believe helps them to concentrate on their Company responsibilities while offering a competitive benefit. In addition, all NEOs are eligible to receive reimbursement of up to $4,000 for an executive physical, which we provide to help our NEOs prioritize their health, which is important to our future success.
The Company does not provide executives tax gross-ups or reimbursements for any taxable income from these benefits and perquisites.
Change in Control Agreements.   We currently have change-in-control agreements with all our NEOs. We entered into these agreements to attract and retain high-quality executives and to ensure that executives who might be involved in acquisition or merger discussions with another entity make the best decisions for us and our stockholders and are not unduly biased by the impact of such a transaction on their personal situations. These agreements do not factor into our decisions surrounding the executive’s cash and equity compensation.
Each change-in-control agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The agreements do not include tax gross up payments for excise taxes imposed by Section 4999 of the Code.
The change-in-control agreements are intended to provide an appropriate level of compensation for a specified time interval for executives who would likely be involved in activities regarding a change in control and are personally at risk for job loss in the event of a change in control. Our change-in-control agreements are “double-trigger” meaning that to receive benefits under the agreements there must be a change-in-control event and the executive must either:
(1)
Be terminated by us or the successor company without cause within a specified time interval in connection with a change in control, or

(2)
Terminate employment for good reason, as defined in the agreements, within a specified time interval in connection with a change in control.

For more information about the agreements as well as a tabular summary of the potential payments that may be made to our NEOs, please refer to “— Potential Payments upon Termination or Change in Control” below.
Executive Compensation Governance Policies
Stock Ownership Guidelines.   As noted above, a core element of our compensation philosophy is to align the interests of executive officers with those of stockholders by providing appropriate long-term incentives. To further this goal, the Company maintains stock ownership guidelines denominated as a multiple of base salary. The guidelines are reviewed annually and revised as appropriate to keep pace with competitive and good governance practices. The multiples are set based upon each officer’s position, as set forth below:
Position	Stock Ownership Multiple of Salary
CEO	6x
CFO	3x
Other corporate officers	1x
Ownership levels are expected to be achieved within the later of: (i) five years of first becoming an officer, (ii) three years of an amendment increasing ownership levels with respect to any increase, or (iii) three years of the date that the new ownership levels apply to such individual due to a change in position. As of the date of this Proxy Statement, all the NEOs meet the guidelines.
Recoupment (or “Clawback”) Policy.   The Board has adopted a formal policy to recover certain incentive payments if we are required to restate our financial statements as a result of an executive officer engaging in misconduct or other violations of our Code of Conduct that caused or partially caused the restatement. In the event of a restatement, the Board will review the conduct of the executive officer in relation to the restatement. If the Board determines that an executive officer has engaged in misconduct or other violations of our Code of Conduct, the Board can, in its discretion, take appropriate action, to the extent not prohibited by applicable law, to remedy the misconduct, including, without limitation, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. Such action by the Board would be in addition to any other actions the Board or we may take under our other policies, as modified from time to time, or any actions imposed by law enforcement, regulators or other authorities.
This recoupment policy is incorporated into the provisions of our MIP, 2017 Stock Plan, and 2020 Stock Plan. Under our current stock option agreement and restricted stock unit agreement, if an employee commences employment with a company that competes with us in any of our businesses, we may, in our sole discretion, terminate the applicable agreement, including the vesting of any options or other grants which remain unvested as of the date the employee commences employment with the competitor and may seek a recoupment of options or shares that have vested within the previous three years.
Prohibition on Hedging or Pledging Company Securities and Insider Trading Policy.   The Board has approved a corporate insider trading policy to prohibit executive officers and directors from purchasing Company securities on margin, holding Company securities in a margin account, borrowing against any account in which Company securities are held or otherwise pledging Company securities as collateral for a loan. For all other employees subject to the quarterly blackout period under the insider trading policy, which includes business unit general managers, and other employees who have access to, or assist in compiling, company financial data, purchases on margin and the pledging of or borrowing against Company securities are not strictly prohibited, but such activities are strongly discouraged and advance consultation with the Company’s Legal Department is required. The insider trading policy also prohibits officers, directors, and other employees subject to the quarterly blackout period from engaging in transactions in puts, calls or other derivatives on an exchange or in any other organized market and other hedging transactions. In addition, our NEOs are required to sell Company stock through a 10b5-1 trading plan.

Equity Grant Practices.   The Compensation Committee approves grants of equity awards to Section 16 Insiders and other executives who directly report to the CEO. The Committee also annually approves a delegated pool of equity to be granted by the CEO to employees who are not Section 16 Insiders or direct reports of the CEO. Grants may be made to selected newly-hired individuals throughout the year on an off-cycle basis coincident with the first regularly scheduled quarterly meeting of the Compensation Committee following their date of hire. Special grants to continuing employees, such as for promotions or retention purposes, are typically approved coincident with the first regularly scheduled quarterly Compensation Committee meeting following the recommendation to make a special grant.
The date of grant of an equity award had historically been the date approved by the Compensation Committee except in instances where our trading “blackout” was in effect or if our management knew of material, non-public information about the Company. Those equity awards were granted effective as of the close of the business day after the “blackout” expired, or the close of the second business day after the public release of the material, non-public information, as applicable. Our standard quarterly “blackout” period begins two weeks prior to the end of each fiscal quarter and ends two full business days after the Company publicly releases its quarterly financial and operational results for the quarter. However, in September 2020, with the intent of simplifying the grant process while minimizing the potential for grants being made when management could possibly possess material inside information, the Committee approved fixed grant dates of the 15th of February, May, August or November for subsequent equity grants. The November 15 fixed grant date was later modified to December 10, to ensure that the grant date would follow the filing of the Company’s Annual Report 10-K.
The exercise price of our stock options is based on (and is not less than) the closing price of our common stock on the Nasdaq exchange on the date of grant. If the date of grant falls on a day upon which Nasdaq is closed, then the exercise price is based on the closing price of our common stock on the next trading date. The 2017 Stock Plan and the 2020 Stock Plan explicitly prohibit the repricing of stock options without prior stockholder approval.
Compensation Risk Management.   The Compensation Committee’s annual review and approval of the Company’s compensation philosophy and strategy includes the review of compensation-related risk. In fiscal year 2021, the Compensation Committee’s consultant reviewed the Company’s compensation programs for employees and executives, including the annual cash incentive plans and long-term, equity-based incentive awards, and does not believe that such compensation programs create risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee’s consultant reported that the Company’s compensation programs are designed using an appropriate pay philosophy, peer group, and benchmarking to support business objectives with meaningful risk mitigation, oversight, and discretion by the Compensation Committee.
The report also determined that the Company’s principal sales incentive plan is based on measurable and verifiable goals for its bonus plan for executives. In addition, total target incentive compensation for all employees is a small percentage of total sales and revenue, and incentive opportunities under these plans are capped. Management also retains discretion to reduce incentive amounts.
The Compensation Committee believes that the following risk oversight and compensation design features described in greater detail above in this Compensation Discussion and Analysis section safeguard against excessive risk taking:
•
Stock ownership requirements,

•
Recoupment policy,

•
Prohibitions on executive officers and other employees subject to the quarterly blackout period engaging in any speculative transactions in Company securities, such as hedging,

•
Prohibitions on executive officers from pledging Company securities in margin accounts or as collateral for a loan,

•
Executive bonus payouts are based in large part on financial performance metrics that drive stockholder value, and

•
All equity awards have vesting requirements that align employees’ interests with stockholders.

Tax Deductibility.   Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Compensation Committee Report.
The Compensation and Human Capital Management Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Varex Imaging Corporation (the “Company”) has reviewed and discussed with management the “Compensation Discussion and Analysis” section of the Proxy Statement for the 2022 Annual Meeting of Stockholders. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement for the 2022 Annual Meeting of Stockholders and Annual Report on Form 10-K.
Walter M Rosebrough, Jr. (Chair)
Timothy E. Guertin
Jay K. Kunkel
Ruediger Naumann-Etienne
Summary Compensation Table
The following table sets forth certain information about the compensation of the NEOs for each of the years during which such individuals were NEOs.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(6) ($)	Total ($)
Sunny S. Sanyal	2021	637,360	$200	1,544,985	1,544,995	956,040		10,707	4,694,287
President and Chief	2020	584,817	—	1,545,000	1,544,998	230,885	—	28,062	3,933,762
Executive Officer	2019	620,000	468	1,052,444	1,052,444	403,000	—	36,765	3,165,121
Shubham Maheshwari	2021	460,000	$272	187,475	187,493	448,500		172,606	1,456,346
Chief Financial Officer	2020	88,461	—	749,993	749,999	26,000	—	—	1,614,453
Kimberley E. Honeysett	2021	349,493	$200	262,494	262,495	262,500		11,769	1,148,951
SVP, General Counsel and	2020	331,338	—	259,996	259,991	88,647	—	10,631	950,603
Corporate Secretary	2019	334,425	462	175,544	175,564	126,390	—	20,400	832,785
Brian W. Giambattista	2021	349,513	—	262,494	262,495	262,135		11,754	1,148,391
SVP and General Manager	2020	334,200	—	262,476	262,498	63,032	—	12,391	934,597
X- Ray Detectors	2019	339,993	1,487	178,466	178,488	142,800	—	17,750	858,964
Andrew Hartmann	2021	349,520	$200	262,494	262,495	260,964		9,066	1,144,739
SVP, Medical Global Sales
and Marketing

(1)
This column represents salaries earned during the fiscal year. For Mr. Maheshwari, his fiscal year 2020 salary was prorated based on his start date with the Company.

(2)
For fiscal year 2021, this column represents a vaccination incentive given to Messrs. Sanyal, Maheshwari, Hartmann and Ms. Honeysett and an employee recognition award given to Mr. Maheshwari. For fiscal year 2019, this column represents a years of service award for Mr. Sanyal, and a wellness appreciation award given to Ms. Honeysett.

(3)
This column represents stock awards granted during fiscal years 2021, 2020 and 2019, computed in each case in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation — Stock

Compensation” (“ASC 718”). The grant date fair value for RSU awards was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. See the notes entitled “Summary of Significant Accounting Policies” and “Employee Stock Plan” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock award was made for additional discussion of the valuation of our stock awards. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that was or may ultimately be realized by the NEOs.
(4)
This column represents the aggregate grant date fair value of stock option awards granted to the NEOs during each fiscal year, computed in each case, in accordance with ASC 718. The assumptions used to calculate these amounts are set forth in the notes entitled “Summary of Significant Accounting Policies” and “Employee Stock Plan” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock option was awarded. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that was or may ultimately be realized by the NEOs.

(5)
This column represents annual cash incentives earned for fiscal year 2021 under the MIP and as discussed in “Compensation Discussion and Analysis — Fiscal Year 2021 Compensation Program and Pay Decisions — Annual Cash Incentives.”

(6)
Set forth in the table below are the material components of the “All Other Compensation” column for fiscal year 2021.

Name	Company Contributions to 401(k)(a)	Other(b)
Sunny S. Sanyal	$9,707	$1,000
Shubham Maheshwari	$10,615	$161,991
Kimberley E. Honeysett	$10,769	$1,000
Brian W. Giambattista	$10,754	$1,000
Andrew J. Hartmann	$8,066	$1,000

(a)
Amount represents Company matching contributions to the NEO’s contributions to the Company’s 401(k) plan, matched at a level of $1.00 for each dollar contributed, up to 4% of eligible earnings.

(b)
Amount represents Health Savings Account employer contributions for Messrs. Sanyal, Giambattista, Hartmann and Ms. Honeysett. The amount for Mr. Maheshwari represents a moving reimbursement of $87,915 and an associated tax reimbursement of $74,076, pursuant to the Company’s relocation program.

Grants of Plan-Based Awards for 2021
The following table provides information on plan-based awards made in fiscal year 2021 to each of our NEOs:
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards: # of Shares of RSUs(2)	All Other Option Awards: # of Securities Underlying Options(3)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
Name		Threshold(1)	Target(1)	Maximum(1)
Sunny S. Sanyal	—	$191,208	$637,360	$956,040	—	—	—	—
	2/16/2021	—	—	—	67,822	—	—	$1,544,985
	2/16/2021	—	—	—	—	165,950	$25.06	$1,544,995
Shubham Maheshwari	—	$89,700	$299,000	$448,500	—	—	—	—
	5/21/2021	—	—	—	7,378	—	—	$187,475
	5/21/2021	—	—	—	—	17,605	$27.95	$187,493
Kimberley E. Honeysett	—	$52,427	$174,756	$262,134	—	—	—	—
	2/16/2021	—	—	—	11,523	—	—	$262,494
	2/16/2021	—	—	—	—	28,195	$25.06	$262,495
Brian W. Giambattista	—	$52,427	$174,756	$262,134	—	—	—	—
	2/16/2021	—	—	—	11,523	—	—	$262,494
	2/16/2021	—	—	—	—	28,195	$25.06	$262,495
Andrew J. Hartmann	—	$52,500	$175,000	$262,500	—	—	—	—
	2/16/2021	—	—	—	11,523	—	—	$262,494
	2/16/2021	—	—	—	—	28,195	$25.06	$262,495

(1)
These columns represent the potential awards under our MIP for fiscal year 2021 as further discussed in “— Compensation Discussion and Analysis — Fiscal Year 2021 Compensation Program and Pay Decisions — Annual Cash Incentives”. The Threshold level represents the award that would be paid upon attainment of the minimum achievement level with a payout. Below such performance level, no bonus is earned. The dollar value of the actual bonus award earned for fiscal year 2021 for each NEO is set forth in the Summary Compensation Table (refer to “— Summary Compensation Table” above). As such, the amounts set forth in this column do not represent the actual compensation earned by any of the NEOs for fiscal year 2021.

(2)
Each RSU award was granted under the 2020 Stock Plan and vests 50% on February 15, 2023 and 50% on February 15, 2025 (other than the RSU award for Mr. Maheshwari, which vests 50% on May 15, 2023 and 50% on May 15, 2025). Vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “— Potential Payments Upon Termination or Change in Control.”

(3)
Each stock option award was granted under the 2020 Stock Plan with an exercise price equal to 110% of the closing price of the underlying shares on the grant date and will expire ten years from the grant date, unless NEO employment with the Company or an affiliate terminates earlier. One-fourth of the stock option grant vests on February 15, 2022 and the remainder vests monthly during the following 36-month period (other than the stock option grant for Mr. Maheshwari, for which one-fourth of the option vests on May 15, 2022 and the remainder vests monthly during the following 36-month period). Vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “— Potential Payments Upon Termination or Change in Control.”

(4)
This column represents the aggregate grant date fair value of RSU and stock option grants to the NEOs computed in accordance with ASC 718. The grant date fair value for RSU awards granted in fiscal year 2021 was determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award. The assumptions used to calculate the grant date fair value of each stock option grant are set forth under the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2021. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the NEOs.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth the outstanding equity awards of the NEOs as of the end of fiscal year 2021:
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sunny S. Sanyal	2/13/2015	70,503(4)	—	$30.74	2/13/2022	—	—	—	—
	2/12/2016	80,280(5)	—	$25.17	2/12/2023	—	—	—	—
	2/16/2017	12,467(6)	—	$31.08	2/16/2024	—	—	—	—
	2/16/2017	34,889(7)	—	$31.08	2/16/2024	—	—	—	—
	2/16/2017	34,254(7)	—	$31.08	2/16/2024	—	—	—	—
	2/16/2017	396,525(8)	—	$31.08	2/16/2024	—	—	—	—
	2/15/2018	79,832(10)	9,283(10)	$37.10	2/15/2025	—	—	—	—
	2/15/2019	66,702(12)	36,580(12)	$31.42	2/15/2026	—	—	—	—
	2/18/2020	68,560(13)	104,646(13)	$28.12	2/15/2030	—	—	—	—
	2/16/2021	—	165,950(15)	$25.06	2/16/2031
	2/15/2018	—	—	—	—	7,092(17)	202,689	—	—
	2/15/2019	—	—	—	—	16,748(19)	478,658
	2/18/2020	—	—	—	—	60,446(20)	1,727,547	—	—
	2/16/2021	—	—	—	—	67,822(22)	1,938,353
	Total	844,012	316,459			152,108	4,347,247
Shubham Maheshwari	10/02/2020	43,588(14)	117,356(14)	$13.61	8/15/2030	—	—	—	—
	05/21/2021	—	17,605(16)	$27.95	5/21/2031	—	—	—	—
	10/02/2020	—	—	—	—	60,630(21)	1,732,805	—	—
	05/21/2021	—	—	—	—	7,378(23)	210,863	—	—
	Total	43,588	134,961			68,008	1,943,669
Kimberley E. Honeysett	2/12/2016	9,189(5)	—	$25.17	2/12/2023	—	—	—	—
	2/16/2017	55,357(8)	—	$31.08	2/16/2024	—	—	—	—

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	2/15/2018	12,429(10)	1,446(10)	$37.10	2/15/2025	—	—	—	—
	2/15/2019	11,127(12)	6,102(12)	$31.42	2/15/2026	—	—	—	—
	2/18/2020	11,537(13)	17,610(13)	$28.12	2/15/2030	—	—	—	—
	2/16/2021	—	28,195(15)	$25.06	2/16/2031	—	—	—	—
	2/15/2018	—	—	—	—	1,104(17)	31,552	—	—
	2/15/2019	—	—	—	—	2,794(19)	79,853	—	—
	2/18/2020	—	—	—	—	10,172(20)	290,716	—	—
	2/16/2021	—	—	—	—	11,523(22)	329,327	—	—
	Total	99,639	53,353			25,593	731,448
Brian W. Giambattista	5/25/2017	37,359(9)	—	$34.13	5/15/2024	—	—	—	—
	2/15/2018	13,538(10)	1,575(10)	$37.10	2/15/2025	—	—	—	—
	2/15/2019	11,312(12)	6,204(12)	$31.42	2/15/2026	—	—	—	—
	2/18/2020	11,648(13)	17,780(13)	$28.12	2/15/2030	—	—	—	—
	2/16/2021	—	28,195(15)	$25.06	2/16/2031	—	—	—	—
	2/15/2018	—	—	—	—	1,203(17)	34,382	—	—
	2/15/2019	—	—	—	—	2,840(19)	81,167	—	—
	2/18/2020	—	—	—	—	10,269(20)	293,488	—	—
	2/16/2021	—	—	—	—	11,523(22)	329,327	—	—
	Total	73,857	53,754			25,835	738,364	—	—
Andrew J. Hartmann	8/24/2018	23,307(11)	6,930(11)	$31.14	8/15/2025	—	—	—	—
	2/15/2019	19,393(12)	10,636(12)	$31.42	2/15/2026	—	—	—	—
	2/18/2020	11,648(13)	17,780(13)	$28.12	2/15/2030	—	—	—	—
	2/16/2021	—	28,195(15)	$25.06	2/16/2031	—	—	—	—
	8/24/2018	—	—	—	—	1,638(18)	46,814	—	—
	2/15/2019	—	—	—	—	3,246(19)	92,771	—	—
	2/18/2020	—	—	—	—	10,269(20)	293,488	—	—
	2/16/2021	—	—	—	—	11,523(22)	329,327	—	—
	Total	54,348	63,541			26,676	762,400

(1)
For stock options and RSU awards reflected in these columns, vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued or substituted. See “Potential Payments Upon Termination or Change in Control.”
(2)
Stock option awards prior to 2020 are granted at an exercise price equal to the fair market value (i.e., the closing price) of the underlying shares of the Company’s common stock on the date of grant. 2020 stock option awards are granted at an exercise price equal to 110% of the fair market value of the underlying shares of the company’s common stock on the date of the grant.

(3)
This column is based on the closing price of the Company’s common stock as of October 01, 2021 ($28.58).

(4)
These stock options fully vested on 2/13/2018 based on a vesting schedule that provided for 33 1∕3% vesting on 2/13/2016 and pro rata monthly vesting thereafter.*

(5)
These stock options fully vested on 2/12/2019 based on a vesting schedule that provides for 33 1∕3% vesting on 2/12/2017 and pro rata monthly vesting thereafter.*

(6)
These stock options fully vested on 2/16/2018 based on a vesting schedule that provided for 100% vesting on such date.

(7)
These stock options fully vested on 2/16/2019 based on a vesting schedule that provides for 100% vesting on such date.

(8)
These stock options fully vested on 2/16/2021 based on a vesting schedule that provides for 25% vesting on 2/16/2018 and pro rata monthly vesting thereafter.

(9)
This stock options fully vested on 5/25/2021 based on a vesting schedule that provides for 25% vesting on 5/25/2018 and pro rata monthly vesting thereafter.

(10)
This stock option is scheduled to fully vest on 2/15/2022 based on a vesting schedule that provides for 25% vesting on 2/15/2019 and pro rata monthly vesting thereafter.

(11)
This stock option is scheduled to fully vest on 8/15/2022 based on a vesting schedule that provides for 25% vesting on 8/15/2019 and pro rata monthly vesting thereafter.

(12)
These stock options are scheduled to fully vest on 2/15/2023 based on a vesting schedule that provides for 25% vesting on 2/15/2020 and pro rata monthly vesting thereafter.

(13)
These stock options are scheduled to fully vest on 2/15/2024 based on a vesting schedule that provides for 25% vesting on 2/15/2021 and pro rata monthly vesting thereafter.

(14)
These stock options are scheduled to fully vest on 8/15/2024 based on a vesting schedule that provides for 25% vesting on 8/15/2021 and pro rata monthly vesting thereafter.

(15)
These stock options are scheduled to fully vest on 2/15/2025 based on a vesting schedule that provides for 25% vesting on 2/15/2022 and pro rata monthly vesting thereafter.

(16)
These stock options are scheduled to fully vest on 5/15/2025 based on a vesting schedule that provides for 25% vesting on 5/15/2022 and pro rata monthly vesting thereafter.

(17)
The unvested portion of this RSU award is scheduled to vest as follows: remaining 25% on 2/15/2022.

(18)
The unvested portion of this RSU award is scheduled to vest as follows: remaining 25% on 8/15/2022.

(19)
The unvested portion of this RSU award is scheduled to vest as follows: 25% vests on 02/15/2022 and the remaining 25% on 02/15/2023.

(20)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 02/15/2022 and the remaining 50% on 02/15/2024.

(21)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 08/15/2022 and the remaining 50% on 08/15/2024.

(22)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 02/15/2023 and the remaining 50% on 02/15/2025.

(23)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 05/15/2023 and the remaining 50% on 05/15/2025.

*
This option award was originally granted by Varian and covered shares of Varian’s common stock but was converted into an option award covering shares of the Company’s common stock in connection with the spin-off of the Company from Varian Medical Systems, Inc. (the “Spin-off”).

Option Exercises and Stock Vested
The following table sets forth the number of shares of the Company’s common stock acquired by NEOs through stock option exercises and vesting of RSUs during fiscal year 2021. In addition, the table presents the value realized upon such exercises or vesting, as calculated, in the case of stock options, based on the difference between the market price of the Company’s common stock at exercise and the option exercise price and, in the case of RSUs, based on the closing price per share of the Company’s common stock on the vesting date. In fiscal year 2021, none of the NEOs exercised any stock.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Sunny S. Sanyal	—	—	24,829	$583,482
Shubham Maheshwari	—	—	—	—
Kimberley E. Honeysett	—	—	3,808	$89,488
Brian W. Giambattista	—	—	3,486	$82,292
Andrew J. Hartmann	—	—	3,261	$83,317
Nonqualified Deferred Compensation
The following table sets forth contributions, earnings and distributions during fiscal year 2021, and account balances as of October 1, 2021 for each of the NEOs under (i) our nonqualified DCP and (ii) the now frozen deferred compensation plan that they participated in at Varian prior to the Spin-off:
Name	Plan	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(4)
Sunny S. Sanyal	DCP	$46,576	—	$53,314	$(127,687)	$182,380
	Frozen DCP	—	—	$18,076		$135,056
Kimberley E. Honeysett	Frozen DCP	—	—	$6	—	$23,642
Brian W. Giambattista	DCP	$9,354	—	$44,767	—	$293,883

(1)
These amounts represent the respective executive contributions attributable to fiscal year 2021, which were included in the “Salary” column of the Summary Compensation Table for fiscal year 2021.

(2)
There were no Company contributions.

(3)
None of the earnings in this column are included in the Summary Compensation Table (refer to “— Summary Compensation Table” above) because they were not preferential or above market.

(4)
Balance at last fiscal year end includes the following amounts reported as compensation to the NEOs in the Summary Compensation Table for fiscal years prior to fiscal year 2021: Mr. Sanyal: $78,231 and Mr. Giambattista: $194,142.

In October 2016, the Board approved the DCP and it became effective for 2017 compensation. In addition, the DCP assumed certain deferred compensation obligations from the Varian Medical Systems, Inc. 2005 Deferred Compensation Plan in connection with the Spin-off. The Company also maintains the Varex Imaging Corporation Frozen Deferred Compensation Plan (the “Frozen DCP”), which assumed certain pre-Spin-off deferred compensation obligations from the Varian Frozen Deferred Compensation Plan. Since the Spin-off, no deferrals have been made under the Frozen DCP.
The DCP is designed to allow a select group of management and highly compensated employees, including its executive officers, to defer receipt of a specified percentage of their base salaries (up to 50%) and its non-employee directors to defer receipt of their director fees (up to 100%). Further, the Company may make discretionary contributions on behalf of participants in the DCP. Deferred amounts under the DCP and Frozen DCP will be unfunded, unsecured obligations subject to the claims of the Company’s creditors. The payment of DCP and Frozen DCP benefits will be funded by its general assets, which may be held in a rabbi trust for this purpose.
Amounts deferred by a participant into the DCP and any employer contributions are credited to an unfunded bookkeeping account maintained on behalf of each participant. These amounts will be periodically adjusted for earnings and/or losses at a rate that is equal to the various hypothetical investment funds (also referred to as measurement funds) selected by the plan administrator and elected by the participant. Participants may reallocate previously invested money among each of the available measurement funds daily.
Under the DCP, a participant will be permitted to make separate distribution elections with respect to each year’s deferrals. These distribution elections will include the ability to elect a single lump-sum payment or installment payments for up to 10 years following termination of employment. Deferrals also may be paid out prior to termination of employment in the event of a financial hardship or if the participant makes a short-term payout election, and such deferrals will be paid in the form of a lump sum. Under the DCP, amounts credited as Company contributions are paid in the form of a lump sum following a participant’s separation from service.
Under the Frozen DCP, upon retirement, a participant’s accounts will be paid in a single lump-sum payment or in installment payments of up to 15 years following retirement, as elected by the participant in accordance with the terms of the plan. Upon a pre-retirement termination of employment, a participant’s accounts will be paid in a lump sum (or if they equal or exceed $50,000 in the aggregate, in up to five annual installments if approved by the plan committee). Deferrals under the Frozen DCP also may be paid out prior to termination of employment in the event of a financial hardship or if the participant makes a short-term payout election. Special rules also apply to distributions following a participant’s death or disability.
The DCP and Frozen DCP may be terminated by action of the Board. In the case of the DCP, upon termination, benefits will be distributed as soon as the plan and Section 409A of the Code permit. In the case of the Frozen DCP, upon termination, payments will generally be made in a lump sum but may be made in annual installments of up to fifteen years for plan terminations covering all participants that occur prior to a change in control, in each case, except as would cause plan benefits to become subject to Section 409A of the Code.
Potential Payments upon Termination or Change in Control
Each of our NEOs have entered into a Change in Control Agreement (“CIC Agreement”) that was approved by our Board. Under the CIC Agreements, if the Company terminates the NEO’s employment other than by reason of death, disability, or “cause”, or if the NEO voluntarily terminates for “good reason”, in either case, within 60 days prior to, or 18 months following, a change in control of the Company, then the NEO will be entitled to:
(i)
a lump sum severance payment,

(ii)
a lump sum payment equal to a pro-rata portion of the NEO’s target bonus under the Company’s annual incentive plan,

(iii)
full vesting of all outstanding stock options and stock awards, and

(iv)
up to 18 months of Company paid COBRA premiums; provided, however, that if the payment of COBRA premiums is not permitted by applicable law, the NEO will instead receive a taxable lump sum payment equal to 18 months of COBRA premiums.

The amount of the lump sum severance payment in the case of each of the NEOs will be equal to a multiple of the sum of: (A) the NEO’s base salary and (B) the greater of (x) the NEO’s most recently established target annual bonus under the Company’s annual cash incentive plan and (y) the average annual cash incentive that was paid to the NEO in the three fiscal years ending prior to the date of termination under the Company’s annual cash incentive plan or Varian’s annual cash incentive plan. The severance multiple for Mr. Sanyal is 2.5. The severance multiple for Messrs. Giambatista, Hartmann, Maheshwari, and Ms. Honeysett is 2.0. If the NEO has not completed at least three full fiscal years of service with the Company prior to the NEO’s termination date, then the amount determined in (y) above will be based on the average annual cash incentive for the number of full fiscal years that the NEO has completed.
As a condition to receiving such severance benefits, an NEO must execute a release of all of his or her rights and claims relating to his or her employment and comply with certain post-termination restrictions, including, among other things, continuing to comply with the terms of his or her proprietary information and non-disclosure agreement, and for a period of 12 months, complying with certain non-solicitation and non-competition provisions that are set forth in the NEO’s CIC Agreement.
In addition, if within 18 months after a change in control, the NEO incurs a separation from service by reason of the NEO’s death or disability, the NEO or, if applicable, the NEO’s estate will be entitled to death or long-term disability benefits from the Company no less favorable than the most favorable benefits to which the NEO would have been entitled had the death or disability occurred at any time during the period commencing one year prior to the change in control under the plans of the Company.
The CIC Agreements with the NEOs do not provide for tax gross-ups of payments subject to the “golden parachute” excise tax under Section 4999 of the Code. Each CIC Agreement instead contains a “better after-tax” provision, which provides that if any of the payments to the NEO constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the NEO, whichever results in the NEO receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.
Under the Company’s 2017 Stock Plan and 2020 Stock Plan, except as otherwise provided in the NEOs’ equity agreements, in the event of certain corporate transactions, if the Compensation Committee does not provide for the assumption, continuation or substitution of stock awards, each stock award will fully vest and terminate upon the consummation of the transaction. In these instances, stock option holders will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested stock options before the termination of such awards.
The NEOs’ equity agreements provide that if the applicable NEO’s employment terminates due to death or disability, his or her unvested stock option and RSU awards will fully vest upon such termination. Vested stock options granted in 2017-19 may be exercisable for up to three years from the date his or her employment terminates due to death and one year from the date his or her employment terminates due to disability, unless in each case the stock option term expires earlier. Stock options granted under the 2020 Stock Plan, once vested, remain exercisable for up to one year upon a disability and for the remainder of the option term in the instance of a retirement or death.
Potential Payments Table
The table below reflects the value of compensation and benefits that would become payable to each of the NEOs if (i) a change in control occurred on October 1, 2021 and the NEO experienced a qualifying termination of employment on that date, (ii) a corporate transaction occurred on October 1, 2021 and the NEO’s equity awards are not assumed, continued, or substituted, or (iii) the NEO died or experienced a qualifying disability on October 1, 2021. These amounts are based upon the NEO’s compensation as of such date and on the Company’s closing stock price of $28.58 on October 1, 2021 and do not take into account the “better after-tax” provision in the CIC Agreements.
These benefits are in addition to the benefits under then-exercisable stock options, the benefits under the DCP which the NEO would receive in the event of any termination, and the benefits available generally to salaried employees, such as distributions under the Company’s broad based 401(k) plan. No additional benefits are provided to NEOs upon retirement.
The benefits payable as a result of a change in control as reported in the columns of this table are as follows:
•
Cash Severance Benefit:   Cash severance equal to 2.5 times (Sanyal) and 2.0 (all others) the sum of (i) annual base salary rate plus (ii) the greater of (a) the most recently established target bonus or (b) average annual bonus paid over prior three fiscal years.

•
Annual Bonus:   A lump sum pro-rata bonus at target for the applicable performance period when termination occurs.

•
Benefits Continuation:   Costs for benefits continued for 18 months including: Medical, dental and vision insurance.

•
Equity Awards:   Each outstanding equity award that is subject to vesting provisions will vest in full.

•
Excise Tax:   Each change-in-control agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The cash severance amount in the table below does not contain any reduction in cash severance under this provision.

The actual amounts that would be paid in such circumstances can be determined only at the time of any such event. Due to several factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price, the executive’s current base salary, and the “better after-tax” provision in the CIC Agreements.
Potential Payments upon Termination of Employment in Connection with a Change in Control
Name	Cash Severance	Benefit Continuation	Options(1)	RSUs(1)	Total
Sunny S. Sanyal	$3,186,800	$25,437	$632,281	$4,347,247	$8,191,765
Shubham Maheshwari	$1,518,000	$0	$1,767,910	$1,943,669	$5,229,579
Kimberley E. Honeysett	$1,050,000	$25,437	$107,347	$731,448	$1,914,232
Brian W. Giambattista	$1,048,536	$18,005	$107,425	$738,364	$1,912,330
Andrew J. Hartmann	$1,048,560	$9,185	$107,425	$762,400	$1,927,570

(1)
Represents the intrinsic value of accelerated equity awards based on the Company’s closing stock price as of October 1, 2021 ($28.58).

Potential Payments upon Death or Disability
Name	Options(1)	RSUs(1)	Total
Sunny S. Sanyal	$632,281	$4,347,247	$4,979,528
Shubham Maheshwari	$1,767,910	$1,943,669	$3,711,579
Kimberley E. Honeysett	$107,347	$731,448	$838,795
Brian W. Giambattista	$107,425	$738,364	$845,789
Andrew J. Hartmann	$107,425	$762,400	$869,825

(1)
Represents the intrinsic value of accelerated equity awards based on the Company’s closing stock price as of October 1, 2021 ($28.58).

Compensation of Directors
This section provides information regarding our director compensation policy for non-employee directors and the amounts paid and equity awards granted to these directors in fiscal year 2021. Our non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors. Directors who are employees (i.e., Mr. Sanyal) receive no compensation for their services as directors.
Each year the Compensation Committee and the Board review the Company’s director compensation program with the Compensation Committee’s independent compensation consultant. In fiscal year 2021,

the Compensation Committee’s independent consultant did not recommend, and the Board did not make, any changes to the Company’s director compensation program.
Component	Description
Annual Retainer	• $65,000 in cash, payable in equal quarterly installments in arrears, and pro-rated for any partial year of service.
Non-Executive Board Chair Retainer	• Additional $40,000 in cash, payable in equal quarterly installments in arrears, and pro-rated for any partial year of service
Committee Member Retainer
– Audit	• $15,000 in cash
– Compensation	• $8,000 in cash
– Nominating	• $7,000 in cash,
Payable in equal quarterly installments in arrears; and pro-rated for any partial year of service
Committee Chair Retainers
– Audit	• $30,000 in cash
– Compensation	• $18,000 in cash
– Nominating	• $15,000 in cash
Payable in equal quarterly installments in arrears, and pro-rated for any partial year of service
Annual Equity
•
On or about the Company’s annual meeting of stockholders, non-employee directors will receive an annual award of DSUs with a grant date fair value of $160,000, and the non-employee chair of the Board of Directors will receive an additional annual award of DSUs with a grant date fair value of $60,000. For fiscal year 2021, the annual grant was made on February 11, 2021

•
DSUs vest 100% after the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders that occurs after the grant date, subject to the applicable director’s continued service; provided however, that such DSUs will vest in full upon the earlier of (i) a termination of service due to the applicable director’s death, disability, retirement or (ii) a change in control of the Company

•
The DSUs will generally be settled for shares of the Company’s common stock on the earlier of (i) the applicable director’s termination of service for any reason, (ii) the third anniversary of the date of grant, (iii) a change in control of the Company or (iv) the applicable director’s death

Share Ownership Guidelines	• Each non-employee director is expected to own shares valued at five times the annual Board service retainer fees
• Shares underlying DSU awards held by the

Component	Description
non-employee directors (whether or not vested) will be counted toward satisfaction of the guidelines

•
Ownership levels must be achieved within five years from the date upon which an individual becomes a non-employee director; all non-employee directors have met the guidelines or are on track to do so within five years of joining the Board

Non-employee directors may elect to defer their cash retainers and/or meeting fees under our DCP, subject to the restrictions of applicable tax law. Please refer to the discussion in “— Nonqualified Deferred Compensation” above for more information. All directors are reimbursed for reasonable out-of-pocket expenses associated with attending Board and committee meetings, and for expenses related to attending continuing directors’ education programs).
The following table sets forth the compensation received by each non-employee director during fiscal year 2021:
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jocelyn Chertoff, M.D.	—	$159,983	$95,000	—	$254,983
Timothy E. Guertin	$80,000	$159,983	—	—	$239,983
Jay K. Kunkel	$88,000	$159,983	—	—	$247,983
Ruediger Naumann-Etienne, PhD	$128,000	$219,992	—	—	$347,992
Walter M Rosebrough, Jr.	$90,000	$159,983	—	—	$249,983
Christine A. Tsingos	$102,000	$159,983	—	—	$261,983

(1)
This column represents the aggregate grant date fair value of DSUs granted in fiscal year 2021, computed in accordance with ASC 718. The grant date fair value for DSU awards granted in 2021 was determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the directors.

The following table sets forth the aggregate number of outstanding DSUs held by each non-employee director as of the end of fiscal year 2021:
Name	Outstanding DSUs
Jocelyn D. Chertoff, M.D	18,139
Timothy E. Guertin	11,721
Jay K. Kunkel	18,139
Ruediger Naumann-Etienne, PhD	24,943
Walter M Rosebrough, Jr.	18,139
Christine A. Tsingos	18,139
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during fiscal year 2021 or at any other time an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal year 2021.
CEO Pay Ratio
For fiscal year 2021, based on reasonable estimates, the median of the annual total compensation of our employees (other than our CEO) was $66,216, and the annual total compensation of our CEO, as reported in our Summary Compensation Table, was $4,694,287. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of the median off all employees was 71:1.
Employees Included.   October 1, 2021 was used to determine the median employee (the “determination date”). At the determination date, we had 2,126 employees worldwide. In identifying the worldwide median employee, we included all our employees (except for our CEO).
Selecting Median Employee.    In identifying the median employee, we used base salary (or hourly rate multiplied by 2021 work schedule for hourly employees) for fiscal year 2021 plus each employees’ annual cash incentive opportunity as of the determination date (in each case annualized for regular part-time employees and full-time employees who joined during the fiscal year). No adjustments were made for cost of living or low compensation standards in any countries. Pay for non-U.S. employees was converted to U.S. dollars using currency exchange rates as of the determination date. There were two median employees identified. In accordance with SEC rules, we selected the employee with the most representative set of compensation components with respect to our workforce as a whole.
The SEC’s rules for identifying the median compensated employee and calculating the CEO pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Related Person Transactions
The Nominating Committee is responsible for the review, approval, or ratification of “related person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, or executive officer since the beginning of the last fiscal year, or a more than five percent stockholder, and their immediate family members. Such transactions may include employment or consulting relationships with a related person or contracts under which we receive goods or services from (or provide goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or one of its subsidiaries is a participant and a related person has a direct or indirect material interest. Generally for a transaction to be approved, the Nominating Committee must be informed or have knowledge of (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including a description of the nature and potential aggregate value of the proposed transaction; (iii) the benefits, if any, to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction or situation is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Nominating Committee has, however, determined that a related person does not have a direct or indirect material interest in the following categories of transactions:
•
any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million, or 2% of that company’s total annual revenue, and the related person is not involved in the decision-making process for such transaction;

•
any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million, or 2% of the charitable organization’s total annual receipts, and the related person is not involved in the decision-making process for such transaction;

•
compensation to executive officers determined by the Compensation Committee;

•
compensation to directors determined by the Board; and

•
transactions in which all security holders receive proportional benefits.

Transactions involving related persons that are not included in one of the above categories are forwarded to our legal department to determine whether the related person could have a direct or indirect material interest in the transaction, and any such transaction is forwarded to the Nominating Committee for review. The Nominating Committee determines whether the related person has a material interest in a transaction and may approve, ratify, terminate, or take other action with respect to the transaction in its discretion. There were no related party transactions during fiscal year 2021.

APPENDIX A
VAREX IMAGING CORPORATION 2017 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

VAREX IMAGING CORPORATION
2017 EMPLOYEE STOCK PURCHASE PLAN
SECTION 1
PURPOSE
The Varex Imaging Corporation 2017 Employee Stock Purchase Plan was adopted by the Board on January 9, 2017 and approved by Varian Medical Systems, Inc., as the sole stockholder of the Company on January 9, 2017, and the Plan became effective as of January 20, 2017. On November 19, 2021, the Board approved the amendment and restatement of the Plan, which was approved by the Company’s stockholders on [INSERT DATE], 2022.
The purpose of the Plan is to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.
SECTION 2
DEFINITIONS
2.1   “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
2.2   “Board” means the Board of Directors of the Company.
2.3   “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
2.4   “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. The Plan shall be administered by the Compensation and Management Development Committee of the Board.
2.5   “Common Stock” means the common stock of the Company.
2.6   “Company” means Varex Imaging Corporation, a Delaware corporation.
2.7   “Compensation” means a Participant’s regular wages. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.
2.8   “Eligible Employee” means every Employee of an Employer, except, subject to requirements of Section 423 of the Code, (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), (b) any Employee not scheduled to work at least five months every calendar year or at least 20 hours per week, or (c) in the Committee’s sole discretion, “highly compensated employees” (within the meaning of Section 414(q) of the Code), and/or any other Employees who may be excluded from participation in the Plan under Section 423 of the Code.
2.9   “Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
2.10   “Employer” or “Employers” means any one or all of the Company, and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

2.11   “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time on which Eligible Employees become Participants in the Plan.
2.12   “Grant Date” means any date on which a Participant is granted an option under the Plan.
2.13   “Offering Period” means the period during which an option will be in effect, which period will not exceed 27 months beginning with the Grant Date. The Committee, in its discretion, may provide for an Offering Period with more than one Purchase Date and a “reset feature”.
2.14   “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8.
2.15   “Plan” means the Varex Imaging Corporation Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.
2.16   “Purchase Date” means such date that shares of Common Stock are purchased under an option as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.
2.17   “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
SECTION 3
SHARES SUBJECT TO THE PLAN
3.1   Number Available.   The number of shares of Common Stock subject to the Plan shall be 1,800,000 (subject to adjustment under Section 3.2). If any option granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such option will again become available for issuance under the Plan. The stock purchasable under the Plan may be authorized but unissued shares, treasury shares or reacquired shares, including shares repurchased by the Company on the open market.
3.2   Adjustments.   In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board shall make appropriate adjustments in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.
SECTION 4
ENROLLMENT
4.1   Participation.   Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.
4.2   Payroll Withholding.   On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation pursuant to such procedures as the Committee may specify from time to time. A Participant may elect to have withholding equal to a whole percentage from 1% to 10% (or such lesser, or greater, percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date) of his or her Compensation. A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.
SECTION 5
OPTIONS TO PURCHASE COMMON STOCK
5.1   Grant of Option.   On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.
5.2   Duration of Option.   Each option granted under the Plan shall expire upon the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date in the Offering Period or (b) the date on which the Participant ceases to be such for any reason.
5.3   Number of Shares Subject to Option.   The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.
5.4   Other Terms and Conditions.   Each option shall be subject to the following additional terms and conditions:
(a)
payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

(b)
purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c)
the price per share under the option will be determined as provided in Section 6.1; and

(d)
the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

SECTION 6
PURCHASE OF SHARES
6.1   Exercise of Option.   Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased that represents a fractional share shall be carried forward in the Participant’s account for the purchase of shares on the next Purchase Date; provided however, that in all other instances, any remaining amounts shall be refunded to the Participant (without interest thereon). The price per share of the shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:
(a)
the last quoted per share selling price on an established securities market for shares of Common Stock on the Grant Date for such option, or if there were no sales on such date, the last quoted per share price for shares on the most recent preceding date on which there were sales of shares of Common Stock; or

(b)
the last quoted per share selling price on an established securities market for shares of Common Stock on the Purchase Date or if there were no sales on such date, the last quoted per share price for shares on the most recent preceding date on which there were sales of shares of Common Stock.

Notwithstanding the foregoing, the maximum number of shares purchasable by any Participant on any one Purchase Date for any Offering Period shall not exceed 2,000 shares (subject to adjustment under Section 3.2 and change pursuant to Section 5.3), and any amount not applied to the purchase of shares on behalf of a Participant by reason of such limitation shall be refunded to that Participant (without interest thereon).

6.2   Delivery of Shares.   As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.
6.3   Exhaustion of Shares.   If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be “bottom up,” with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon).
6.4   Accrual Limitations.   No Participant shall be entitled to accrue rights to acquire shares of Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with rights accrued under other purchase rights outstanding under this Plan and similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any of its Subsidiaries, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US$25,000) worth of stock of the Company or any Subsidiary (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding. For purposes of applying the accrual limitations of this Section 6.4, the right to acquire shares of Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows: (i) the right to acquire shares of Common Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable during the calendar year; and (ii) no right to acquire shares of Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Twenty-Five Thousand U.S. Dollars (US$25,000) worth of shares of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year. If by reason of this Section 6.4, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded in the currency originally collected (without interest thereon). In the event there is any conflict between the provisions of this Section 6.4 and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section 6.4 shall be controlling.
SECTION 7
WITHDRAWAL
7.1   Withdrawal.   A Participant may withdraw from the Plan by submitting a completed Employee Stock Purchase Plan Authorization form to the Company in such form and manner prescribed by the Company (in its discretion and on a uniform and nondiscriminatory basis). A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon).
SECTION 8
CESSATION OF PARTICIPATION
8.1   Termination of Status as Eligible Employee.   A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon). For purposes of determining whether a Participant ceases to be an Eligible Employee, a Participant is still considered to be employed by an Employer if such individual is on a Company-approved leave of absence; provided however, that if such leave of absence exceeds three months, and the Participant’s right to reemployment is not guaranteed either by statute or by contract, the Participant shall cease to be an Eligible Employee on the first day following such three month period.

SECTION 9
DESIGNATION OF BENEFICIARY
9.1   Designation.   Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more beneficiaries to receive any amounts credited to the Participant’s account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of beneficiaries.
9.2   Changes.   A Participant may designate different beneficiaries (or may revoke a prior beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.
9.3   Failed Designations.   If a Participant dies without having effectively designated a beneficiary, or if no beneficiary survives the Participant, the Participant’s account shall be payable to his or her estate.
SECTION 10
ADMINISTRATION
10.1   Plan Administrator.   The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.
10.2   Actions by Committee.   Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.
10.3   Powers of Committee.   The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:
(a)
To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b)
To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

(c)
To cause an account or accounts to be maintained for each Participant;

(d)
To determine the time or times when, and the number of shares for which options shall be granted, and the terms of each Offering Period;

(e)
To establish and revise an accounting method or formula for the Plan;

(f)
To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(g)
To determine the status and rights of Participants and their beneficiaries or estates;

(h)
To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(i)
To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(j)
To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

(k)
To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

10.4   Decisions of Committee.   All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.
10.5   Administrative Expenses.   All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant, fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.
10.6   Eligibility to Participate.   No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.
10.7   Indemnification.   Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.
SECTION 11
CORPORATE TRANSACTION
11.1   Effect of Corporate Transaction on Options.   Upon the occurrence of (a) a merger, combination, consolidation, reorganization or other corporate transaction; (b) an exchange of shares of Common Stock or other securities of the Company; (c) a sale of all or substantially all the business, stock or assets of the Company; (d) a dissolution of the Company; or (e) any event in which the Company does not survive (or does not survive as a public company in respect of its shares of Common Stock), then (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding options or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the transaction) for outstanding options, or (ii) if any surviving or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue such options or does not substitute similar rights for such options, then the Participants’ accumulated contributions will be used to purchase shares of Common Stock within ten business days prior to the transaction through the exercise of outstanding options on such actual date as determined by the Committee in its discretion, and all such outstanding options will terminate immediately after such purchase.
SECTION 12
AMENDMENT, TERMINATION, AND DURATION
12.1   Amendment, Suspension, or Termination.   The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.

SECTION 13
GENERAL PROVISIONS
13.1   Participation by Subsidiaries.   One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.
13.2   Inalienability.   In no event may either a Participant, a former Participant or his or her beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.
13.3   Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
13.4   Requirements of Law.   The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.
13.5   Compliance with Rule 16b-3.   Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.
13.6   No Enlargement of Employment Rights.   Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.
13.7   Apportionment of Costs and Duties.   All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.
13.8   Construction and Applicable Law.   The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of Delaware (excluding Delaware’s conflict of laws provisions).
13.9   Captions.   The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

EXECUTION
IN WITNESS WHEREOF, Varex Imaging Corporation, by its duly authorized officer, has executed this Plan.
Dated:	VAREX IMAGING CORPORATION
By:

VAREX IMAGING CORPORATION1678 S. PIONEER ROADSALT LAKE CITY, UT 84104 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/VREX22You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card in handwhen you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D64340-P64764KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYVAREX IMAGING CORPORATIONThe Board of Directors recommends you vote FOR the following: 1. To elect seven directors to serve until the 2023Annual Meeting of Stockholders Nominees:1a. Jocelyn D. Chertoff, M.D.1c. Jay K. Kunkel1f. Sunny S. Sanyal1g. Christine A. Tsingos1b. Timothy E. Guertin1e. Walter M Rosebrough, Jr.1d. Ruediger Naumann-Etienne, PhD For Withhold Abstain! ! !! ! !! ! !! ! !! ! !! The Board of Directors recommends you vote FOR thefollowing proposal:The Board of Directors recommends you vote FOR thefollowing proposal:The Board of Directors recommends you vote FOR thefollowing proposal:NOTE: The proxyholders are authorized to vote on any otherbusiness as is properly brought before the Annual Meeting foraction in accordance with their judgment as to the best interestsof Varex Imaging Corporation. 2. To approve, on an advisory basis, our executive compensationas described in the accompanying Proxy Statement.3. To approve the Varex Imaging Corporation 2017Employee Stock Purchase Plan, as amended.4. To ratify the appointment of Deloitte & Touche LLP as ourindependent registered public accounting firm for fiscalyear 2022. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.VAREX IMAGING CORPORATIONAnnual Meeting of StockholdersFebruary 10, 2022 4:30 PM Mountain TimeThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Sunny S. Sanyal and Kimberley E. Honeysett, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VAREX IMAGING CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:30 PM, Mountain Time on February 10, 2022, and any adjournment or postponement thereof. This Annual Meeting of Stockholders will be held virtually and may be accessed by visitingwww.virtualshareholdermeeting.com/VREX22.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse sideD64341-P64764